Exhibit 99.2








                  DISTRIBUTION AND CONTRIBUTION AGREEMENT
                                     OF
                             CGLH PARTNERS I LP








                           DATED AUGUST 17, 2004

                             TABLE OF CONTENTS

                                                                         Page

1.   Capital Contributions and Preference Amounts..........................2

2.   Distribution of Shares to LB GP and LB LP.............................2

3.   Contribution to Capital of Subsidiary Partnerships....................2

4.   Distribution of Subsidiary Partnerships Interests.....................2

5.   Closing...............................................................2

6.   Conditions to Closing.................................................3

7.   Commencement of Dissolution of the Partnership........................3

8.   Restrictions on Transfer of Distributed Shares; Compliance with Law...3

9.   Tax Treatment.........................................................3

10.  Notices...............................................................3

11.  No Inconsistent Agreements............................................4

12.  Further Assurances....................................................4

13.  Expenses..............................................................4

14.  Severability..........................................................4

15.  Governing Law.........................................................4

16.  Specific Performance; Injunction......................................4

17.  Successors and Assigns................................................5

18.  Amendments............................................................5

19.  Headings..............................................................5

20.  Nouns and Pronouns....................................................5

21.  Entire Agreement......................................................5

22.  No Third-Party Beneficiaries..........................................5

23.  Counterparts..........................................................5

Schedule 1  Undistributed Capital and Preference Amounts...................10

Schedule 2  Number of IHR Shares to be Received............................11

Schedule 3  Subsidiary Partnership Interests to be Received................12

Exhibit A  Form of Agreement of Limited Partnership........................13

Exhibit B  Form of Stockholders Agreement..................................14

Exhibit C  Form of Amended and Restated Registration Rights Agreement......15

                  DISTRIBUTION AND CONTRIBUTION AGREEMENT
                                     OF
                             CGLH PARTNERS I LP

          AGREEMENT, made as of August 17, 2004, by and among LB Interstate GP LLC, a Delaware limited liability company ("LB GP") and MK/CG-GP LLC, a Delaware limited liability company ("MK/CG-GP" and together with LB GP, the "GENERAL PARTNERS") and LB Interstate LP LLC, a Delaware limited liability company ("LB LP") and MK/CG-LP LLC, a Delaware limited liability company ("MK/CG-LP" and together with LB LP, the "LIMITED PARTNERS"; the Limited Partners and the General Partners, together, the "PARTNERS"), and KFP/LB IHR II, LP, a Delaware limited partnership; KA/LB IHR II, LP, a Delaware limited partnership; CG Ventures/LB IHR II, LP, a Delaware limited partnership; SMW/LB IHR II, LP, a Delaware limited partnership; DEL/LB IHR II, LP, a Delaware limited partnership; and PS/LB IHR II, LP, a Delaware limited partnership (each a "SUBSIDIARY PARTNERSHIP" and together the "SUBSIDIARY PARTNERSHIPS").

          WHEREAS, the General Partners are all of the general partners and the Limited Partners are all of the limited partners of CGLH Partners I LP, a Delaware limited partnership (the "PARTNERSHIP");

          WHEREAS, the Partners desire to dissolve and liquidate (the "LIQUIDATION") the Partnership in accordance herewith;

          WHEREAS, the only assets of the Partnership (other than cash) are the Partnership's shares of common stock (the "IHR SHARES") of Interstate Hotels & Resorts, Inc., a Delaware corporation (the "COMPANY");

          WHEREAS, in connection with the Liquidation, the Partnership will distribute a portion of the IHR Shares in kind directly to LB GP and LB LP;

          WHEREAS, the Partnership, CGLH Partners II LP, a Delaware limited partnership ("CGLH II" and together with the Partnership, the "CGLH ENTITIES") and the beneficial owners of the CGLH Entities have formed the Subsidiary Partnerships (each with an Agreement of Limited Partnership substantially in the form attached hereto as Exhibit A) for the purpose of holding, and will contribute, all of the Partnership's IHR Shares not being distributed to LB GP and LB LP and certain IHR Shares now held by CGLH II;

          WHEREAS, after the contribution of the Partnership's IHR Shares to the Subsidiary Partnerships, in connection with the Liquidation the General Partners wish to distribute all of their interests in the Subsidiary Partnerships in kind in accordance with the agreement of the parties hereto;

          WHEREAS, on the date hereof the partners of CGLH II are entering into an agreement on substantially identical terms to those contained in this Agreement (the "CGLH II AGREEMENT");

          WHEREAS, the Subsidiary Partnerships wish to enter into a Stockholders Agreement as contemplated hereby;

          WHEREAS, the parties hereto wish to enter into a Registration Rights Agreement as completed hereby;

          WHEREAS, the Limited Partners wish to approve the transactions contemplated by this Agreement,

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties agree as follows:

          1. Capital Contributions and Preference Amounts. The Partners acknowledge that Schedule 1 attached hereto correctly sets forth, as of the date hereof, and as of the Closing Date (as defined below), the Undistributed Capital Amounts, Undistributed Class A Preference Amounts and Undistributed Class B Preference Amounts of each of the Partners under the Partnership Agreement.

          2. Distribution of Shares to LB GP and LB LP. On the Closing Date and immediately prior to the distribution by the Partnership of the interests in the Subsidiary Partnerships, pursuant to Section 4 hereof, the Partnership shall distribute IHR Shares to LB GP and IHR Shares to LB LP in partial redemption of their interest in the Partnership as set forth in
Schedule 2, which shall  represent  LB GP's and LB LP's Class B  Preference
Amount.

          3. Contribution to Capital of Subsidiary Partnerships. On the Closing Date, the Partnership shall transfer all of its IHR Shares not being distributed to LB GP and LB LP, pursuant to section 2 above to the Subsidiary Partnerships in the respective amounts set out in Schedule 2 hereto, in each case in exchange for a general partnership interest and a limited partnership interest of such Subsidiary Partnerships as set forth in Schedule 2.

          4. Distribution of Subsidiary Partnerships Interests. Immediately following the transfer pursuant to section 3 above, the Partnership shall distribute to the Partners all such interests in the Subsidiary Partnerships and the interests of MK/CG-GP and MK/CG-LP in each of the Subsidiary Partnerships shall be further transferred to the persons set out in Schedule 3 hereto on behalf of MK/CG-GP and MK/CG-LP. LB GP, LB LP and each of the persons set out on Schedule 3 hereto shall have an interest in the respective Subsidiary Partnerships as set forth in the limited partnership agreement for each such Subsidiary Partnership.

          5. Closing. The closing of the transactions contemplated hereby shall occur on the date hereof or on such later date as the parties may agree, following satisfaction or waiver of the conditions to closing. The date on which the closing shall occur is herein called the "CLOSING DATE".

          6.  Conditions  to  Closing.The   closing  of  the   transactions
contemplated hereby is subject, at the option of each General Partner, to the execution and delivery by all appropriate parties of:

          (a) the Stockholders Agreement substantially in the form attached hereto as Exhibit B (the "STOCKHOLDERS AGREEMENT"); and

          (b) the Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit C (the "REGISTRATION RIGHTS AGREEMENT").

          7. Commencement of Dissolution of the Partnership. As soon as is reasonably practicable after the Closing Date, the General Partners shall take all actions as are necessary to commence the termination and dissolution of the Partnership in accordance with Section 13.1(b)(3) of the Amended and Restated Agreement of Limited Partnership of the Partnership and ss. 17-801 of the Delaware Revised Uniform Limited Partnership Act, as amended.

          8. Restrictions on Transfer of Distributed Shares; Compliance with Law.

          (a) Each Subsidiary Partnership acknowledges that any IHR Shares it may receive pursuant to this Agreement will be subject to resale restrictions under the Stockholders Agreement, and may be subject to additional resale restrictions in the hands of an affiliate of the Company. In this connection, each party hereto represents that it is familiar with Rule 144 under the Securities Act of 1933, as presently in effect (the "SECURITIES ACT"), and understands the resale limitations imposed thereby and by the Securities Act.

          (b) Each Subsidiary Partnership agrees that it will comply with all applicable provisions of US federal securities laws, including without limitation, the requirements to timely file reports pursuant to Section 16 and Regulation 13D of the Securities Exchange Act of 1934, as amended.

          9. Tax Treatment. The parties hereto intend for the distributions under Sections 2 and 4 hereof to qualify as distributions from an "investment partnership" to an "eligible partner" within the meaning of
Section 731 of the Internal Revenue Code of 1986, as amended, and hereby agree to cause the Partnership to report such distributions consistent with such treatment.

          10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with a confirmatory copy sent by a different means within three business days of such notice), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on Schedule A of the form of Stockholders Agreement which is attached hereto as Exhibit B or such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be deemed to have been given when received.

          11. No Inconsistent Agreements. No party hereunder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          12. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          13. Expenses. All fees, commissions, and other expenses incurred by any of the parties hereto in connection with negotiation of this Agreement and in preparing to consummate the transactions contemplated herein, including fees of counsel, shall be paid by the party incurring such costs.

          14. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

          16. Specific Performance; Injunction. (a) The parties agree that it is impossible to determine the monetary damages which would accrue to a Stockholder by reason of the failure of any other Stockholder to perform any of its obligations under this Agreement requiring the performance of an act other than the payment of money only. Therefore, if any party to this Agreement shall institute an action or proceeding to enforce the provisions of this Agreement against any Stockholder not performing such obligations, any tribunal hearing such cause shall have the power to render an award directing one or more parties hereto to specifically perform its obligations hereunder in accordance with the terms and conditions of this Agreement.

          (b)  In  the  event  of  a  breach  or  threatened  breach  by  a
Stockholder  of  any  of  the  provisions  of  this  Agreement,  the  other
Stockholders shall be entitled to an injunction restraining such Stockholder from any such breach. The availability of these remedies shall not prohibit a Stockholder from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from such breaching Stockholder.

          17. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives.

          18. Amendments. Neither this Agreement nor any provisions hereof can be modified, amended, changed, waived, discharged or terminated except by an instrument in writing, signed by each of the parties hereto.

          19. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          20. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          21. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

          22. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          23. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                          [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                             GENERAL PARTNERS:

                             MK/CG-GP LLC

                             By:    CG Interstate Associates, LLC,
                                    a Managing Member

                                    By:    Continental Gencom Holdings, LLC,
                                           its Sole Member

                                           By:/s/ Karim Alibhai
                                              ---------------------------
                                           Name:  Karim Alibhai
                                           Title: Managing Member

                                           By:    SMW-IHC, LLC,
                                                  a Managing Member
                                                  By:/s/ Sherwood M. Weiser
                                                     -------------------------
                                                  Name:  Sherwood M. Weiser
                                                  Title: Managing Member

                             By:    KFP Interstate Associates, LLC,
                                    a Managing Member

                                    By:    KFP Interstate, LLC,
                                           its Managing Member

                                           By:    KFP Holdings, Ltd.,
                                                  its Sole Member
                                                  By:    Grosvenor, L.C.,
                                                         its General Partner

                                                       By:/s/ Mahmood Khimji
                                                          -------------------
                                                       Name:Mahmood Khimji
                                                       Title: President

                             LB INTERSTATE GP LLC

                             By:    PAMI LLC,
                                    its Sole Member

                                    By: /s/ Joseph J. Flannery
                                       ------------------------------
                                    Name:  Joseph J. Flannery
                                         ----------------------------
                                    Title: Authorized Signatory
                                          ---------------------------

                             LIMITED PARTNERS:

                             MK/CG-LP LLC

                             By:    CG Interstate Associates, LLC,
                                    a Managing Member

                                    By:    Continental Gencom Holdings, LLC,
                                           its Sole Member

                                           By:/s/ Karim Alibhai
                                              ---------------------------
                                           Name:  Karim Alibhai
                                           Title: Managing Member

                                           By:    SMW-IHC, LLC,
                                                  a Managing Member

                                                  By:/s/ Sherwood M. Weiser
                                                     -------------------------
                                                  Name:  Sherwood M. Weiser
                                                  Title: Managing Member

                             By:    KFP Interstate Associates, LLC,
                                    a Managing Member

                                    By:    KFP Interstate, LLC,
                                           its Managing Member

                                           By:    KFP Holdings, Ltd.,
                                                  its Sole Member

                                                  By:    Grosvenor, L.C.,
                                                         its General Partner

                                                   By:/s/ Mahmood Khimji
                                                     -------------------------
                                                   Name: Mahmood Khimji
                                                   Title: President

                             LB INTERSTATE LP LLC

                             By:    PAMI LLC,
                                    its Sole Member

                                    By: /s/ Joseph J. Flannery
                                       ------------------------------
                                    Name:  Joseph J. Flannery
                                         ----------------------------
                                    Title: Authorized Signatory
                                          ---------------------------


                                 SCHEDULE 1

                UNDISTRIBUTED CAPITAL AND PREFERENCE AMOUNTS

            (AS AT THE DATE HEREOF [AND AS AT THE CLOSING DATE])


---------------------- ----------------- ----------------- ---------------------- ---------------------- --------------------
PARTNER                  UNDISTRIBUTED     UNDISTRIBUTED       UNDISTRIBUTED          UNDISTRIBUTED         UNDISTRIBUTED
                        CLASS A CAPITAL   CLASS B CAPITAL  CLASS A-1 PREFERENCE   CLASS A-2 PREFERENCE    CLASS B PREFERENCE
---------------------- ----------------- ----------------- ---------------------- ---------------------- --------------------
MK/CG-GP LLC                         -            12,500                   -                                        2,658
---------------------- ----------------- ----------------- ---------------------- ---------------------- --------------------
LB Interstate GP LLC            31,250            12,500               4,852                  4,852                 2,658
---------------------- ----------------- ----------------- ---------------------- ---------------------- --------------------
MK/CG-LP LLC                         -         1,487,500                   -                      -               316,352
---------------------- ----------------- ----------------- ---------------------- ---------------------- --------------------
LB Interstate LP LLC         2,468,750           987,500             383,273                383,273               210,015
---------------------- ----------------- ----------------- ---------------------- ---------------------- --------------------


                                 SCHEDULE 2

                    NUMBER OF IHR SHARES TO BE RECEIVED

------------------------------ ----------------------- -----------------------
TRANSFEREE                      NUMBER OF IHR SHARES      TOTAL NUMBER OF
                                TO BE RECEIVED FROM     SHARES RECEIVED FROM

                                    PARTNERSHIP         THE PARTNERSHIP AND

                                                        CGLH PARTNERS II LP

------------------------------ ----------------------- -----------------------
LB Interstate GP LLC                   5,554                   33,323
------------------------------ ----------------------- -----------------------
LB Interstate LP LLC                  438,749                2,632,500
------------------------------ ----------------------- -----------------------
KFP/LB IHR II, LP                     198,161                1,188,964
------------------------------ ----------------------- -----------------------
KA/LB IHR II, LP                      142,565                 855,389
------------------------------ ----------------------- -----------------------
CG Ventures/LB IHR II, LP              78,079                 468,474
------------------------------ ----------------------- -----------------------
SMW/LB IHR II, LP                      80,031                 480,185
------------------------------ ----------------------- -----------------------
DEL/LB IHR II, LP                      80,031                 480,185
------------------------------ ----------------------- -----------------------
PS/LB IHR II, LP                       15,616                  93,696
------------------------------ ----------------------- -----------------------
TOTAL                                1,038,785               6,232,716
------------------------------ ----------------------- -----------------------


                                       SCHEDULE 3

                    SUBSIDIARY PARTNERSHIP INTERESTS TO BE RECEIVED


------------------------------ ------------------------------- --------------- ------------------
           PARTNER                 SUBSIDIARY PARTNERSHIP         TYPE OF         PERCENTAGE
                                  INTERESTS TO BE RECEIVED        INTEREST         INTEREST

------------------------------ ------------------------------- --------------- ------------------
     KFP/LB IHR GP, LLC              KFP/LB IHR II, LP               GP             0.002%

------------------------------ ------------------------------- --------------- ------------------
 KFP INTERSTATE ASSOCIATES,          KFP/LB IHR II, LP               LP             16.665%
             LLC

------------------------------ ------------------------------- --------------- ------------------
      KA/LB IHR GP, LLC               KA/LB IHR II, LP               GP             0.002%

------------------------------ ------------------------------- --------------- ------------------
         KA/TB, LLC                   KA/LB IHR II, LP               LP             16.665%

------------------------------ ------------------------------- --------------- ------------------
 CG VENTURES/LB IHR GP, LLC      CG VENTURES/LB IHR II, LP           GP             0.002%

------------------------------ ------------------------------- --------------- ------------------
       CG VENTURES LLC           CG VENTURES/LB IHR II, LP           LP             16.665%

------------------------------ ------------------------------- --------------- ------------------
     SMW/LB IHR GP, LLC              SMW/LB IHR II, LP               GP             0.002%

------------------------------ ------------------------------- --------------- ------------------
        SMW-IHC, LLC                 SMW/LB IHR II, LP               LP             16.665%

------------------------------ ------------------------------- --------------- ------------------
     DEL/LB IHR GP, INC.             DEL/LB IHR II, LP               GP             0.002%

------------------------------ ------------------------------- --------------- ------------------
        DEL-IHC, LLC                 DEL/LB IHR II, LP               LP             16.665%

------------------------------ ------------------------------- --------------- ------------------
     PS/LB IHR GP, INC.               PS/LB IHR II, LP               GP             0.002%

------------------------------ ------------------------------- --------------- ------------------
        PETER SIBLEY                  PS/LB IHR II, LP               LP             16.665%

------------------------------ ------------------------------- --------------- ------------------


                                 EXHIBIT A

                  FORM OF AGREEMENT OF LIMITED PARTNERSHIP

                      AGREEMENT OF LIMITED PARTNERSHIP

                                     OF

                             SMW/LB IHR II, LP

                             TABLE OF CONTENTS
                             -----------------

                                                                     Page
                                                                     ----

1.1    Formation........................................................1
1.2    Name.............................................................2
1.3    Term.............................................................2
1.4    Registered Office and Principal Office of Partnership;
       Addresses of Partners............................................2
1.5    Ownership........................................................2
1.6    Title to Partnership Property....................................2
1.7    Limits of Partnership............................................3
2.1    Definitions......................................................3
3.1    Purposes and Scope...............................................8
4.1    Capital Contributions; Initial Capital Contributions.............9
4.2    Intentionally Omitted............................................9
4.3    Additional Capital Contribution..................................9
4.4    Capital Accounts.................................................9
4.5    Negative Capital Accounts.......................................12
4.6    Interest........................................................12
4.7    No Withdrawal...................................................12
4.8    Loans From Partners.............................................12
5.1    Allocations of Profits and Losses...............................12
5.2    Special Allocations of Profits and Losses.......................13
5.3    Curative Allocations............................................14
5.4    Tax Allocations:  Code Section 704(c)...........................14
5.5    Other Allocation Rules..........................................15
5.6    Intentionally Omitted...........................................15
6.1    Distributions...................................................15
6.2    Payments Not Deemed Distributions...............................16
6.3    Withheld Amounts................................................16
7.1    Designation and Authority of the General Partners...............17
7.2    Major Decisions.................................................17
7.3    Certificate of Limited Partnership..............................19
7.4.   Compensation and Reimbursement of General Partners..............19
7.5    Partnership Funds...............................................19
7.6    Duties..........................................................19
7.7    Return of Capital...............................................19
7.8    Transactions with Affiliates....................................19
7.9    Outside Activities..............................................20
7.10   Resolution of Conflicts of Interest.............................20
7.11   Indemnification.................................................20
7.12   Liability of General Partners...................................21
7.13   Reliance by General Partners....................................21
7.14   Insurance.......................................................21
7.15   Certain Transactions............................................21
8.1    Limitation of Liability.........................................22
8.2    Management of Business..........................................22
8.3    Outside Activities..............................................22
8.4    Return of Capital...............................................22
9.1    Records and Accounting..........................................22
9.2    Fiscal Year.....................................................23
9.3    Reports.........................................................23
10.1   Preparation of Tax Returns......................................23
10.2   Tax Elections...................................................23
10.3   Tax Controversies...............................................24
10.4   Organizational Expenses.........................................24
10.5   Taxation as a Partnership.......................................24
11.1   Transfer Restrictions...........................................24
11.2   Transfer of Interests of General Partner........................25
11.3   Transfer of Interests of Limited Partners.......................25
11.4   Additional Limitations on Transfers of Limited
       Partnership Interests...........................................25
11.5   Distributions and Allocations in Respect of
       Transferred Partnership Interests...............................26
11.6   Admission of Initial and Substitute Limited
       Partners and Successor General Partners.........................26
11.7   Buy-Sell Provision..............................................27
11.8   Call Option.....................................................28
11.9   Intentionally Omitted...........................................29
11.10  Intentionally Omitted...........................................29
12.1   Events of Withdrawal............................................29
12.2   Removal.........................................................29
13.1   Dissolution.....................................................30
13.2   Continuation of the Partnership.................................30
13.3   Liquidation.....................................................31
13.4   Distribution in Kind............................................32
13.5   Cancellation of Certificate of Limited Partnership..............32
13.6   Return of Capital...............................................32
14.1   Amendment Procedures............................................33
14.2   Action Without a Meeting........................................33
15.1   Addresses and Notices...........................................33
15.2   Titles and Captions.............................................33
15.3   Pronouns and Plurals............................................33
15.4   Further Action..................................................33
15.5   Binding Effect..................................................34
15.6   Integration.....................................................34
15.7   Creditors.......................................................34
15.8   Waiver..........................................................34
15.9   Counterparts....................................................34
15.10  Applicable Law..................................................34
15.11  Invalidity of Provisions........................................34
15.12  Third Party Beneficiaries.......................................34

                                                             EXECUTION COPY

THE PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES ACTS IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THE SALE OR OTHER DISPOSITION OF THE PARTNERSHIP INTERESTS IS PROHIBITED UNLESS SUCH SALE OR DISPOSITION IS MADE IN COMPLIANCE WITH ALL SUCH APPLICABLE ACTS. ADDITIONAL RESTRICTIONS ON TRANSFER OF THE PARTNERSHIP INTERESTS ARE SET FORTH IN THIS AGREEMENT.

                      AGREEMENT OF LIMITED PARTNERSHIP

                                     OF

                             SMW/LB IHR II, LP

          THIS AGREEMENT OF LIMITED PARTNERSHIP is entered into as of August ____, 2004 (the "Effective Date"), by and among SMW/LB IHR GP, LLC, a Delaware limited liability company ("SMW GP"), and LB INTERSTATE GP LLC, a Delaware limited liability company ("LB GP"), as the General Partners (as defined in Section 2.1), SMW-IHC, LLC, a Delaware limited liability company ("SMW LP"), and LB INTERSTATE LP LLC, a Delaware limited liability company ("LB LP"), as the Limited Partners (as defined in Section 2.1).

          WHEREAS, CGLH Partners I LP, a Delaware limited partnership ("CGLH I"), and CGLH Partners II LP, a Delaware limited partnership ("CGLH II"), have contributed an aggregate of four hundred eighty thousand one hundred eighty five (480,185) shares of Interstate Stock (as defined in Section 2.1) to the Partnership (as defined in Section 2.1) in exchange for all of the Partnership Interests (as defined in Section 2.1) in the Partnership; and

          WHEREAS, immediately thereafter, CGLH I and CGLH II were dissolved and all of the Partnership Interests in the Partnership were distributed in liquidation, directly or indirectly, to the Partners (as defined in Section 2.1) pursuant to the Transaction Agreement (as defined in Section 2.1).

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties desire to agree as herein provided.

          Certain terms used in this Agreement are defined in Article II hereof.

                                 ARTICLE I

                           ORGANIZATIONAL MATTERS

     1.1  FORMATION.
          ---------

          The Partners formed the Partnership as a limited partnership pursuant to the Delaware Act, and subject to the provisions of this
Agreement. The rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act, except as expressly provided herein.

     1.2  NAME.
          ----

          The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, SMW/LB IHR II, LP. The General Partners in their sole discretion may change the name of the Partnership at any time and from time to time and shall provide the Limited Partners with written notice of such name change within 20 days after such name change.

     1.3  TERM.
          ----

          The Partnership shall commence on the Commencement Date and shall continue in existence until the earlier of (i) the close of Partnership business on the tenth anniversary of the Effective Date or (ii) the termination of the Partnership in accordance with the provisions of Section 13.1(b) of this Agreement, unless extended by mutual written agreement of the parties. Neither of the General Partners shall commence or engage in any business on behalf of the Partnership until after the Commencement Date, other than matters necessary or incidental to the organization of the Partnership.

     1.4 REGISTERED OFFICE AND PRINCIPAL OFFICE OF PARTNERSHIP; ADDRESSES OF PARTNERS.
          ----------------------------------------------------------------

          (a) Partnership Offices. The registered office of the Partnership in the State of Delaware shall be 1308 Delaware Ave., Wilmington, Delaware 19806, and its registered agent for service of process on the Partnership at such registered office shall be Corporate Creations Network, Inc. or such other registered office or registered agent as the General Partners may from time to time designate, on notice to the other Partners. The principal office of the Partnership shall be 3250 Mary Street, Miami, Florida 33133, Attn: Sherwood M. Weiser, or such other place as the General Partners may from time to time designate, on notice to the other Partners. The Partnership may maintain offices at such other place or places as the General Partners deem advisable.

          (b) Addresses of Partners. The address of each of the Partners shall be the address of such Partner appearing on the signature pages to this Agreement. A Partner may change his address at any time by giving all of the other Partners ten (10) days' prior written notice of such change in address.

     1.5  OWNERSHIP.
          ---------

          The interest of each Partner in the Partnership shall be personal property for all purposes. All property and interests in property, real or personal, owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property or interest except by having an ownership interest in the Partnership as a Partner. Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership. No interest of any Partner in the Partnership shall be evidenced by a certificate.

     1.6  TITLE TO PARTNERSHIP PROPERTY.
          -----------------------------

          It is the desire and intention that legal title to all property of the Partnership shall be held and conveyed in the name of the Partnership.

     1.7  LIMITS OF PARTNERSHIP.
          ---------------------

          The relationship between the parties hereto shall be limited to the carrying on of the business of the Partnership in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be a limited partnership for the sole and limited purpose of carrying on such business. Except as otherwise provided for or contemplated in this Agreement, nothing herein shall be construed to create a partnership between the Partners or to authorize any Partner to act as general agent for the other Partner.

                                 ARTICLE II

                                DEFINITIONS

     2.1  DEFINITIONS.
          -----------

          Unless otherwise clearly indicated to the contrary in this Agreement. the following definitions shall apply to the terms used in this Agreement, which definitions shall be applicable equally to the singular and plural of the terms defined:

          "Adjusted Capital Account" means, with respect to any Partner, a special account maintained for such Partner, the balance of which shall equal such Partner's Capital Account balance, increased by the amount (if any) of: (i) such Partner's share of the Partnership Minimum Gain and Partner Minimum Gain, plus (ii) all other amounts such Partner is unconditionally obligated to contribute to the capital of the Partnership.

          "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account.

          "Affiliate" means, as to any Person, a Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such Person.

          "Aggregate Net Profit Allocation" means with respect to any Partner for any Fiscal Year or other fiscal period, an amount, which in no event shall be below zero, equal to the excess of (i) the cumulative amount of Profits allocated to such Partner with respect to all prior Fiscal Years or fiscal periods and the current Fiscal Year or fiscal period, over (ii) the sum of (a) the cumulative amount of Losses allocated to such Partner with respect to all prior Fiscal Years or fiscal periods and the current Fiscal Year or fiscal period, plus (b) the cumulative amount of Nonrecourse Deductions allocated to such Partner with respect to all prior Fiscal Years and fiscal periods.

          "Agreement" means this Agreement of Limited Partnership, as it may be amended, supplemented, or restated from time to time.

          "Available Cash" means, as of any date, all cash funds of the Partnership on hand after: (a) payment of all Partnership costs and expenses that are due and payable as of such time; (b) provision for payment of all Partnership costs and expenses that are anticipated to become due and payable within 30 days following the date on which Available Cash is being determined; and (c) provision for adequate reserves (including, without limitation, working capital, capital and other reserves), which reserves (and the amounts thereof) shall be established by the General Partners in their reasonable discretion.

          "Book   Depreciation"  has  the  meaning  set  forth  in  Section
4.4(b)(v) of this Agreement.

          "Book Value" has the meaning set forth in Section 4.4(c) of this Agreement.

          "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States or the State of New York shall not be regarded as a Business Day.

          "Buying Partner" has the meaning set forth in Section 11.7(a)(i) of this Agreement.

          "Buy-Sell Notice" has the meaning set forth in Section 11.7(a)(i) of this Agreement.

          "Call Notice" has the meaning set forth in Section 11.8 of this Agreement.

          "Call Option" has the meaning set forth in Section 11.8 of this Agreement.

          "Call Option Closing" has the meaning set forth in Section 11.8 of this Agreement.

          "Call Price" has the meaning set forth in Section 11.8 of this Agreement.

          "Capital Account" means the capital account maintained for a Partner pursuant to Section 4.4(a) of this Agreement.

          "Capital   Contribution"   means  any  cash  or  other   property
contributed (or deemed contributed) by a Partner to the Partnership pursuant to the provisions of this Agreement.

          "Capital Event" means the sale or other disposition of all or a portion of the property of the Partnership, excluding any such transaction contemplated by Section 11.8 of this Agreement.

          "Certificate" means the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to Section 7.3 of this Agreement, as such Certificate may be amended or restated from time to time.

          "CGLH I" has the meaning set forth in the Recitals of this Agreement.

          "CGLH II" has the meaning set forth in the Recitals of this Agreement.

          "Class A Capital Contributions" means those Capital Contributions designated as "Class A" on Exhibit B to this Agreement, as such Exhibit may be amended from time to time in accordance with this Agreement.

          "Class A Preference Amount" means, beginning on August 1, 2004, for each Fiscal Year of the Partnership, with respect to a Partner, an aggregate amount equal to the product of (i) ten percent (10%) per annum multiplied by (ii) the average weighted daily outstanding balance of such Partner's Undistributed Class A Capital (assuming for this purpose that the Class A Capital Contributions set forth on Exhibit B had been made on August 1, 2004) during such period, which Class A Preference Amount shall be cumulative, compounded annually and prorated for any partial Fiscal Year or Fiscal Year shorter than a calendar year; provided, however, that if the Call Option has not been exercised prior to 30 days from the date of delivery to the Partnership of the Interstate Stock certificates owned by the Partnership then the percentage set forth above in clause (i) shall be twenty percent (20%) and shall be deemed to have been twenty percent (20%) per annum from August 1, 2004. Without regard to the foregoing, the Class A Preference Amount shall not accrue on any portion of the Class A Capital Contribution in excess of each Partner's Original Class A Amount set forth on Exhibit B (the "Preference Amount Limit") prior to January 1, 2005, provided that if the Call Option has not been exercised prior to 30 days from the date of delivery to the Partnership of the Interstate Stock certificates owned by the Partnership, then each Partner's Preference Amount Limit shall be increased as of August 1, 2004 by the November-December Preference Amount as set forth on Exhibit B.

          "Class B Capital Contributions" means those Capital Contributions designated as "Class B" on Exhibit B to this Agreement, as such Exhibit may be amended from time to time in accordance with this Agreement.

          "Class B Preference Amount" means, beginning on the Effective Date, for each Fiscal Year of the Partnership, with respect to a Partner, an aggregate amount equal to ten (10%) percent per annum multiplied by the average weighted daily outstanding balance of such Partner's Undistributed Class B Capital during such period, which Class B Preference Amount shall be cumulative, compounded annually and prorated for any partial Fiscal Year or Fiscal Year shorter than a calendar year.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "Commencement   Date"  means  the  date  of  the  filing  of  the
Certificate by the General Partners.

          "Control" shall be used for the purposes of the definition of "Affiliate" and Section 11.1 hereof only, and shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or interests, by contract or otherwise.

          "Default" has the meaning set forth in Section 4.3(e)of this Agreement.

          "Default Amount" has the meaning set forth in Section 4.3(e) of this Agreement.

          "Default Notice" has the meaning set forth in Section 4.3(d) of this Agreement.

          "Default Partner" has the meaning set forth in Section 4.3(e) of this Agreement.

          "Delaware  Act"  means  the  Delaware   Revised  Uniform  Limited
Partnership Act, Chapter 17 of Title 6 of the Delaware Code, as it may be amended from time to time, and any successor to such Delaware Act.

          "Effective Date" has the meaning set forth in the Preamble of this Agreement.

          "Event of Bankruptcy" means, with respect to any Partner or the Partnership, any of the following acts or events:

          (a) making an assignment for the benefit of creditors;

          (b) filing a voluntary petition in bankruptcy;

          (c) becoming the subject of an order for relief or being declared insolvent or bankrupt in any federal or state bankruptcy or insolvency proceeding;

          (d) filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation;

          (e) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in a proceeding of the type described in parts (a) through (d) of this definition;

          (f) making an admission in writing of an inability to pay debts as they mature;

          (g) giving notice to any governmental body that insolvency has occurred, that insolvency is pending, or that operations have been suspended;

          (h) seeking, consenting to, or acquiescing in the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties; or

          (i) the expiration of 90 days after the date of the commencement of a proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation if the proceeding has not been previously dismissed, or the expiration of 60 days after the date of the appointment, without such Person's consent or acquiescence, of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person's properties, if the appointment has not previously been vacated or stayed, or the expiration of 60 days after the date of expiration of a stay, if the appointment has not been previously vacated.

          "Event of Withdrawal" has the meaning set forth in Section 12.1 of this Agreement.

          "Fiscal Year" has the meaning set forth in Section 9.2 of this Agreement.

          "General Partners" means SMW GP and LB GP, in their capacity as the general partners of the Partnership, or their respective permitted successors or assigns in accordance with the terms of this Agreement.

          "Interstate" means Interstate Hotels & Resorts, Inc., a Delaware corporation.

          "Interstate Stock" means the common stock, par value $0.01 per share, of Interstate.

          "LB GP" has the meaning set forth in the Preamble of this Agreement.

          "LB LP" has the meaning set forth in the Preamble of this Agreement.

          "Limited Partner" means SMW LP or LB LP, and any other Person who has been admitted as a limited partner in the Partnership in accordance with the terms of this Agreement.

          "Liquidator" has the meaning set forth in Section 13.3(a) of this Agreement.

          "Losses" has the meaning set forth in Section 4.4(b) of this Agreement.

          "Major Decision" has the meaning set forth in Section 7.2 of this Agreement.

          "Non-Defaulting Partners" has the meaning set forth in Section 4.3(e) of this Agreement.

          "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

          "Partner" means a General Partner or a Limited Partner.

          "Partner  Minimum  Gain" means partner  nonrecourse  debt minimum
gain  as  determined   under  the  rules  of  Section   1.704-2(i)  of  the
Regulations.

          "Partner  Nonrecourse  Deduction"  has the  meaning  set forth in
Section 1.704-2(i)(1) and (2) of the Regulations.

          "Partnership" means the limited partnership formed by the filing of the Certificate with the Secretary of State of Delaware and established pursuant to this Agreement.

          "Partnership Interest" means the Class A Capital Contributions and any other interest acquired by a Partner in the Partnership including, without limitation, such Partner's right: (a) to an allocable share of the Profits, Losses, and other income, gains, losses, deductions, and credits of the Partnership; (b) to a distributive share of the assets of the Partnership; (c) if a Limited Partner, to vote on those matters described in this Agreement; and (d) if the General Partners, to manage and operate the business of the Partnership.

          "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(d) of the Regulations.

          "Percentage Interest" means, as to a Partner, the percentage set forth under such Partner's name on Exhibit A to this Agreement under the heading "Percentage Interest," as such Exhibit may be amended from time to time in accordance with this Agreement.

          "Person" means an individual or a corporation, partnership, limited liability company, trust, estate, unincorporated organization, association, or other entity.

          "Profits" has the meaning set forth in Section 4.4(b) of this Agreement.

          "Property" means all of the property owned by the Partnership.

          "Regulations"  means  the  Department  of  Treasury   Regulations
promulgated   under  the  Code,   as  amended  and  in  effect   (including
corresponding provisions of succeeding regulations).

          "Regulatory Allocations" has the meaning set forth in Section 5.3 of this Agreement.

          "Selling Partner" has the meaning set forth in Section 11.7(a)(i) of this Agreement.

          "SMW GP" has the meaning set forth in the Preamble of this Agreement.

          "SMW LP" has the meaning set forth in the Preamble of this Agreement.

          "Stated Value" has the meaning set forth in Section 11.7(a)(i) of this Agreement.

          "Stock Value" means, as of a valuation date, with respect to a share of Interstate Stock, the average closing price on the NYSE Composite Transaction Tape of a share of Interstate Stock for the 5 trading days immediately prior to such valuation date.

          "Transaction Agreement" means that certain Distribution and Contribution Agreement, dated as of August ___, 2004, by and between, among others, LB GP, LB LP, MK/CG-GP LLC, a Delaware limited liability company, and MK/CG-LP LLC, a Delaware limited liability company.

          "transfer" has the meaning set forth in Article XI of this Agreement.

          "Undistributed Capital" means, collectively, Undistributed Class A Capital and Undistributed Class B Capital.

          "Undistributed Class A Capital" means, with respect to the Class A Capital Contributions of the LB GP or the LB LP and as of a given date, the aggregate amount of such Partner's Class A Capital Contributions actually or deemed made as of such date, reduced by all prior distributions to such Partner in respect of its Class A Capital Contributions pursuant to
Section 6.1(b)(B).

          "Undistributed Class A Preference Amount" means, with respect to the Class A Preference Amount of a Partner and as of a given date, (i) the aggregate amount of such Partner's Class A Preference Amount as of such date reduced by (ii) all prior distributions to such Partner pursuant to
Section  6.1(b)(A).  The calculation and recalculation of the Undistributed
Class A Preference Amount shall be made (a) prior to the time any distributions are made pursuant to Section 6.1 if such distributions are made at a time other than on the last day of a Fiscal Year of the Partnership, and (b) as of the last day of each Fiscal Year of the Partnership.

          "Undistributed Class B Capital" means, with respect to the Class B Capital Contributions of a Partner and as of a given date, the aggregate amount of such Partner's Class B Capital Contributions actually or deemed made as of such date, reduced by all prior distributions to such Partner in respect of its Class B Capital Contributions pursuant to Section 6.1(b)(D).

          "Undistributed Class B Preference Amount" means, with respect to the Class B Preference Amount of a Partner and as of a given date, the aggregate amount of such Partner's Class B Preference Amount as of such date, reduced by all prior distributions to such Partner pursuant to
Section  6.1(b)(C).  The calculation and recalculation of the Undistributed
Class B Preference Amount shall be made (a) prior to the time any distributions are made pursuant to Section 6.1 if such distributions are made at a time other than on the last day of a Fiscal Year of the Partnership, and (b) as of the last day of each Fiscal Year of the Partnership.

                                ARTICLE III

                                  PURPOSE

     3.1  PURPOSES AND SCOPE.
          ------------------

          The sole purpose and business of the Partnership shall be (i) to acquire, hold, own, sell, and otherwise use shares of Interstate Stock and
(ii) to transact any and all lawful business for which the Partnership may be organized under Delaware law that is incident, necessary and appropriate to accomplish the foregoing.

                                 ARTICLE IV

       CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PARTNERSHIP INTERESTS

     4.1  CAPITAL CONTRIBUTIONS; INITIAL CAPITAL CONTRIBUTIONS.
          ----------------------------------------------------

          On the date hereof, CGLH I and CGLH II have contributed an aggregate of four hundred eighty thousand one hundred eighty five (480,185) shares of Interstate Stock to the Partnership in exchange for all of the Partnership Interests in the Partnership, which Partnership Interests were immediately distributed in liquidation, directly or indirectly, to the Partners pursuant to the Transaction Agreement. As of the date hereof, each Partner is deemed to have made the Class A Capital Contribution and Class B Capital Contribution, in each case, set forth opposite such Partner's name on Exhibit B hereto. The Partners hereby agree that the initial Book Value of the Interstate Stock contributed by CGLH I and CGLH II is equal to the closing stock price of the Interstate Stock on the Effective Date.

     4.2  INTENTIONALLY OMITTED.
          ---------------------

     4.3  ADDITIONAL CAPITAL CONTRIBUTION.
          -------------------------------

          The Partners shall not be required to make any additional Capital Contributions unless such additional Capital Contributions have been approved by all Partners.

     4.4  CAPITAL ACCOUNTS.
          ----------------

          (a) Maintenance Rules. The Partnership shall maintain for each Partner a separate Capital Account in accordance with this Section
     4.4. Each Capital Account shall be maintained in accordance with the following provisions:

               (i) Such Capital Account shall be increased by the cash amount or Book Value of any property contributed by such Partner to the Partnership pursuant to this Agreement, such Partner's allocable share of Profits and any items in the nature of income or gains which are specially allocated to such Partner pursuant to Section 5.2 and Section 5.3 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner.

               (ii) Such Capital Account shall be decreased by the cash amount or Book Value of any property distributed to such Partner pursuant to this Agreement, such Partner's allocable share of Losses and any items in the nature of deductions or losses which are specially allocated to such Partner pursuant to Section 5.2 and Section 5.3 hereof, and the amount of any liabilities of the Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

               (iii) In the event any interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the transferred interest.

               (iv) In determining the amount of any liability for purposes of Sections 4.4(a)(i) and (ii) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

               (v) The Capital Accounts of each Partner shall be adjusted as provided in Regulations Section 1.704-1(b)(2)(iv)(j) to take into account any required basis adjustments with respect to Code
          Section 38 property.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partners, acting jointly, determine that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Regulations, the General Partners, acting jointly, may authorize such modifications, provided that it is not likely to have a material effect on the amounts distributable to any Person.

          (b) Definition of Profits and Losses. "Profits" and "Losses" mean, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

               (i) Income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b) shall be added to such taxable income or loss.

               (ii) Any  expenditures of the Partnership  described in Code
          Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.4(b), shall be subtracted from such taxable income or loss.

               (iii) If the Book Value of any partnership asset is adjusted pursuant to Section 4.4(c)(ii) through (c)(iv), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses.

               (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

               (v) In lieu of the deduction for depreciation, cost recovery or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation as defined in this Section 4.4(b)(v). Except as may otherwise be provided in the Regulations, "Book Depreciation" for any asset means for any Fiscal Year or other period an amount that bears the same ratio to the Book Value of that asset at the beginning of such Fiscal Year or other period as the federal income tax depreciation, amortization or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such year or other period. If the federal income tax depreciation, amortization or other cost recovery deduction allowable for any asset for such year or other period is zero, then Book Depreciation for that asset shall be determined with reference to such beginning Book Value using any reasonable method selected by the General Partners, acting jointly.

               (vi) Notwithstanding any other provision of this Section 4.4(b), any items that are specially allocated pursuant to
          Section 5.2 or Section 5.3 shall not be taken into account in computing Profits and Losses.

          (c) Definition of Book Value. "Book Value" means for any asset the asset's adjusted basis for federal income tax purposes, except as follows:

               (i) The initial Book Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partners, acting jointly, in their reasonable discretion.

               (ii) The Book Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, acting jointly, in their reasonable discretion, as of the following times: (A) on the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution if the General Partners, acting jointly, reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; (B) on the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership if the General Partners, acting jointly, reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (C) on the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations.

               (iii) The Book Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

               (iv)  The  Book  Values  of  Partnership   assets  shall  be
          increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Section 5.2(d) hereof; provided, however, that Book Values shall not be adjusted pursuant to this Section 4.4(c)(iv) to the extent the General Partners, acting jointly, determine that an adjustment pursuant to Section 4.4(c)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 4.4(c)(iv).

               (v) If the Book Value of an asset has been determined or adjusted pursuant to Section 4.4(c)(i), 4.4(c)(ii), or 4.4(c)(iv) hereof, such Book Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     4.5  NEGATIVE CAPITAL ACCOUNTS.
          -------------------------

          If any Partner has a deficit balance in its Capital Account, such Partner shall have no obligation to restore such negative balance or to make any Capital Contribution to the Partnership by reason thereof, and such negative balance shall not be considered an asset of the Partnership or of any Partner.

     4.6  INTEREST.
          --------

          No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts. Nothing is this Section
4.6 is intended to limit payments of Preference Amounts to Partners or non-defaulting Partners as provided hereunder.

     4.7  NO WITHDRAWAL.
          -------------

          No Partner shall be entitled to withdraw any part of his Capital Contribution (initial and/or additional) or his Capital Account or to receive any distribution from the Partnership, except as provided in
Section 6.1 and Article XIII of this Agreement.

     4.8  LOANS FROM PARTNERS.
          -------------------

          A Partner may advance funds to the Partnership upon the request of the Partnership with the consent of all of the Partners as to the terms thereof. Loans by a Partner to the Partnership shall not be considered Capital Contributions.

                                 ARTICLE V

                                ALLOCATIONS

     5.1  ALLOCATIONS OF PROFITS AND LOSSES.
          ---------------------------------

          Profits, Losses and items thereof of the Partnership for each Fiscal Year (or other fiscal period) shall be allocated to the Partners in such manner that:

          (a) the Adjusted Capital Account balances of all Partners with positive Adjusted Capital Account balances (after crediting or debiting Capital Accounts for Profits, Losses, items thereof, and allocations to Capital Accounts pursuant to all other provisions of this Article V for such Fiscal Year or other fiscal period) will correspond as closely as possible to the distributions that would result if an amount equal to the sum of (X) plus (Y) were distributed in accordance with Section 13.3(d)(iii) at the end of such Fiscal Year or other fiscal period where (X) equals the aggregate of the Adjusted Capital Account balances of all Partners (after giving effect to the allocations hereunder) with positive Adjusted Capital Account balances and (Y) equals the aggregate amount that would be required to be contributed by the Partners with negative Adjusted Capital Account balances (as determined pursuant to Section 5.1(b) below and without duplication for amounts taken into account under clause (ii) of the definition of Adjusted Capital Account); and

          (b) the Adjusted Capital Account balances of all Partners with negative Adjusted Capital Account balances (after crediting or debiting Capital Accounts for Profits, Losses, items thereof, and allocations pursuant to all other provisions of this Article V for such Fiscal Year or other fiscal period) will correspond as closely as possible to the manner in which economic responsibility for any such negative balances in connection with a liquidation of the Partnership at the end of such Fiscal Year or other fiscal period would be borne by the Partners under the terms of this Agreement or any collateral agreement.

          (c) Limitation on Loss Allocations. The Losses allocated pursuant to Section 5.1(b) hereof and the next sentence of this Section 5.1(c) to any Partner for any Fiscal Year shall not exceed the maximum amount of Losses that may be allocated to such Partner without causing such Partner to have an Adjusted Capital Account Deficit at the end of such Fiscal Year. All Losses in excess of the limitation in this Section 5.1(c) shall be allocated solely to the other Partners in proportion to their respective Percentage Interests. If no other Partner may receive an additional allocation of Losses pursuant to the preceding sentence of this Section 5.1(c), such additional Losses not allocated pursuant to Section 5.1(b) of this Agreement or the preceding sentence shall be allocated solely to the General Partners.

     5.2  SPECIAL ALLOCATIONS OF PROFITS AND LOSSES.
          -----------------------------------------

          (a) Minimum Gain Chargeback--Partnership Nonrecourse Liabilities. If there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, certain items of income and gain shall be allocated (on a gross basis) to the Partners in the amounts and manner described in Section 1.704-2(f) and (j)(2)(i) and (iii) of the
     Regulations, subject to the exemptions set forth in Section 1.704-2(f)(2), (3), (4) and (5) of the Regulations. This Section 5.2(a) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(f) of the Regulations) relating to Partnership nonrecourse liabilities (as defined in Section 1.704-2(b)(3) of the Regulations) and shall be so interpreted.

          (b) Minimum Gain Chargeback--Partner Nonrecourse Debt. If there is a net decrease in Partner Minimum Gain during any Partnership taxable year, certain items of income and gain shall be allocated (on a gross basis) as quickly as possible to those Partners that had a share of the Partner Minimum Gain (determined pursuant to Section 1.704-2(i)(5) of the Regulations) in the amounts and manner described in Section 1.704-2(i)(4), (j)(2)(ii) and (iii) of the Regulations. This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(i)(4) of the Regulations) relating to partner nonrecourse debt (as defined in
     Section 1.704-2(b)(4) of the Regulations) and shall be so interpreted.

          (c) Qualified Income Offset. If, after applying Section 5.2(a) and Section 5.2(b), any Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated (on a gross basis) to each such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Partner as quickly as possible. This Section 5.2(c) is intended to comply with the "qualified income offset" requirement set forth in
     Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be so interpreted.

          (d) Basis Adjustments. To the extent an adjustment to the tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other fiscal period shall be allocated: (i) first, among the Partners up to an amount equal to the sum of the Aggregate Net Profit Allocations for all of the Partners in proportion to their respective Aggregate Net Profit Allocations, and (ii) thereafter, among the Partners in proportion to their Percentage Interests.

          (f) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions shall be allocated pursuant to Section 1.704-2(b)(4) and
     (i)(1) of the Regulations to the Partner who bears the economic risk of loss with respect to the deductions.

     5.3  CURATIVE ALLOCATIONS.
          --------------------

          The allocations set forth in Section 5.1(c) and Section 5.2(a) through Section 5.2(f) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 5.3. Therefore, notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the General Partners, acting jointly, shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 5.1(a) and (b) hereof. In exercising its discretion under this Section 5.3, the General Partners shall take into account future Regulatory Allocations under Sections 5.2(a) and 5.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 5.2(e) and 5.2(f).

     5.4  TAX ALLOCATIONS: CODE SECTION 704(C).
          ------------------------------------

          (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Book Value (computed in accordance with Section 4.4(c)(i) hereof).

          (b) If the Book Value of any Partnership asset is adjusted pursuant to Section 4.4(c)(ii) hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, solely for tax purposes, take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

          (c) Any elections or other decisions relating to allocations made pursuant to this Section 5.4 shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. In the absence of any affirmative decision to the contrary, the "traditional method" of making Section 704(c) and "reverse"
     Section 704(c) allocations shall be used. Allocations pursuant to this
     Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect or in any way be taken into account in computing any Partner's Capital Account, or share of Profits, Losses, and other items or distributions pursuant to any provision of this Agreement.

     5.5  OTHER ALLOCATION RULES.
          ----------------------

          (a) For purposes of determining the Profits, Losses, or any other item allocable to any period, Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined by the General Partners, acting jointly, using any permissible method under Section 706 of the Code and the Regulations thereunder.

          (b) For federal income tax purposes, every item of income, gain, loss, and deduction shall be allocated among the Partners in accordance with the allocations under Sections 5.1, 5.2, 5.3 and 5.4 of this Agreement.

          (c) The Partners are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Partnership income and loss for income tax purposes.

          (d) It is intended that the allocations in Sections 5.1, 5.2, 5.3 and 5.4 of this Agreement effect an allocation for federal income tax purposes consistent with Section 704 of the Code and comply with any limitations or restrictions therein.

          (e) The Partners agree that their Percentage Interests represent their respective interests in Partnership profits for purposes of allocating excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Regulations) pursuant to Section 1.752-3(a)(3) of the Regulations.

     5.6  INTENTIONALLY OMITTED.
          ---------------------

                                 ARTICLE VI

                               DISTRIBUTIONS

     6.1  DISTRIBUTIONS.
          -------------

          (a) Subject to the provisions of Section 6.1(b), the General Partners, acting jointly, shall review the Partnership's accounts at the end of each calendar quarter to determine whether distributions are appropriate. The General Partners, acting jointly, shall make such distributions of Available Cash as they may determine in their discretion.

          (b) With respect to Available Cash, including, but not limited to, net proceeds from a Capital Event:

                    (A) First,  to  Partners  entitled  to receive  Class A
               Preference Amounts, Undistributed Class A Preference Amounts, pro rata in proportion to their respective Undistributed Class A Preference Amounts;

                    (B) Second, to Partners to the extent of their respective Undistributed Class A Capital, pro rata in proportion to their Undistributed Class A Capital, if any, of all Partners, until such Undistributed Class A Capital is reduced to zero;

                    (C) Third,  to  Partners  entitled  to receive  Class B
               Preference   Amounts,   pro  rata  in  proportion  to  their
               Undistributed Class B Preference Amounts;

                    (D) Fourth, to Partners to the extent of their respective Undistributed Class B Capital, pro rata in proportion to their Undistributed Class B Capital, if any, of all Partners, until such Undistributed Class B Capital is reduced to zero; and

                    (E) Fifth,  to the Partners,  pro rata in proportion to
               their respective Percentage Interests.

          (c) Class A Preference Amounts and Class B Preference Amounts are, by their terms, calculated on a Fiscal Year basis. Accordingly, Fiscal Year quarter distributions in any Fiscal Year shall be made based upon the General Partners' reasonable calculation of such Preference Amounts on a quarterly basis.

     6.2  PAYMENTS NOT DEEMED DISTRIBUTIONS.
          ---------------------------------

          Any amounts paid pursuant to Section 7.4 or Section 7.11 of this Agreement shall not be considered distributions for purposes of this Agreement and shall be treated as deductible items for tax purposes and for purposes of determining Profit or Loss of the Partnership.

     6.3  WITHHELD AMOUNTS.
          ----------------

          (a) Notwithstanding any other provision of this Article VI to the contrary, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to such Partner as a result of such Partner's participation in the Partnership. If and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution with respect to such Partner's Partnership Interest to the extent that the Partner (or any successor to such Partner's Partnership Interest) is then entitled to receive a distribution.

          (b) To the extent that the aggregate of such payments to a Partner for any period exceeds the distributions to which such Partner is entitled for such period, the amount of such excess shall be considered a loan from the Partnership to such Partner. Such loan shall bear interest (which interest shall be treated as an item of income to the Partnership) at the lesser of the maximum rate permitted by law or the rate of interest per annum most recently established by Citibank, N.A. in New York, New York, as such bank's general reference rate of interest (which rate may or may not be the lowest rate of interest then charged by such bank), as determined hereunder from time to time, until discharged by such Partner by repayment, which may be made in the sole discretion of the General Partners, acting jointly, out of distributions to which such Partner would otherwise be subsequently entitled.

          (c) Any withholdings authorized by this Section 6.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partners shall have received an opinion of counsel or other evidence satisfactory to the General Partners to the effect that a lower rate is applicable, or that no withholding is applicable.

                                ARTICLE VII

                       MANAGEMENT OF THE PARTNERSHIP

     7.1  DESIGNATION AND AUTHORITY OF THE GENERAL PARTNERS.
          -------------------------------------------------

          (a) The Partners hereby designate SMW GP and LB GP as the general partners of the Partnership.

          (b) Subject to Section 7.2, the General Partners, acting jointly, shall conduct, direct, and exercise full control over all activities of the Partnership. Subject to Section 7.2, all management powers over the business and affairs of the Partnership shall be vested in the General Partners, acting jointly. Except as otherwise provided in this Agreement and subject specifically to Section 7.2, all decisions concerning the management of the business and affairs of the Partnership and its assets shall be made exclusively by the General Partners, acting jointly, in accordance with the objects and purposes of the Partnership set forth in Section 3.1. The General Partners, acting jointly, shall be authorized to execute documents and take actions on behalf of the Partnership, in accordance with its power and authority granted under the Delaware Act and pursuant to this Agreement, which shall be binding on the Partnership and on which third parties shall be entitled to rely. Notwithstanding anything to the contrary contained in this Agreement, if a General Partner is an Affiliate of a Partner that is in default of or under Sections 4.1 or
     4.3 of this Agreement, then only the remaining General Partner(s) shall elect remedies provided in this Agreement in connection with such default.

          (c) In connection with the opening of an account of the Partnership, the General Partners appoint Sherwood M. Weiser and Joseph J. Flannery as authorized signatories on behalf of the Partnership for the purposes of executing the necessary signatory authorizations with respect to such bank account and as authorized and required signatories on such account, provided, however, that there shall be two required signatories with respect to any withdrawal or other transfer of funds from such account, and such signatories shall be Joseph J. Flannery and Sherwood M. Weiser. For the avoidance of doubt, no funds may be withdrawn or otherwise transferred from such account without the signature or other written authorization of Joseph
     J. Flannery, for so long as either LB GP or LB LP is a Partner in the Partnership.

     7.2  MAJOR DECISIONS.
          ---------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, all Major Decisions with respect to the Partnership's business shall require the prior written approval of both of the
     General Partners. The term "Major Decision," as used in this Agreement, means any decision with respect to the following matters:

               (i)  doing  any  act  in   contravention  of  the  Agreement
          (including any act which requires the consent of other Partners) or failing to do any act required by the Agreement;

               (ii) doing any act which would make it impossible to carry on the ordinary business of the Partnership;

               (iii) except as contemplated by the Transaction Agreement or by Section 11.8, approval of any indebtedness for borrowed money or the assumption of any indebtedness by the Partnership or any refinancing or restructuring thereof;

               (iv) approval of any credit facility to provide financing for any permitted investments of the Partnership;

               (v) intentionally omitted;

               (vi) intentionally omitted;

               (vii) except as contemplated by the Transaction Agreement or by Section 11.8, approval of any contract between the Partnership and one of the Partners or any Affiliate of a Partner and approval of any amendment or modification to, or waiver of a provision of, any such contract;

               (viii) except as contemplated by the Transaction Agreement or by Section 11.8, approval of the restructuring, refinancing or disposition of all or substantially all of the assets of the Partnership, the merger or consolidation of the Partnership with any other entity or the liquidation or dissolution of the Partnership;

               (ix) filing any petition in bankruptcy or reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to the Partnership, consenting to the institution of involuntary bankruptcy, reorganization or insolvency proceedings with respect to the Partnership, the admission in writing by the Partnership of its inability to pay its debts generally as they become due or the making by the Partnership of a general assignment for the benefit of its creditors.

               (x) approval of any amendment to this Agreement;

               (xi) intentionally omitted;

               (xii) approval of the appointment of a Liquidator pursuant to Section 13.3 hereof if the Partnership is dissolved;

               (xiii) approval of appointments to the board of directors of Interstate;

               (xiv) approval of any agreement or settlement with any tax authorities; or

               (xv) the continuation of the Partnership after an event of dissolution.

          (b) Notwithstanding anything to the contrary contained in this Agreement, any decision with respect to the approval of the sale of all or substantially all of the assets of the Partnership shall require the prior written approval of both of the General Partners.

     7.3  CERTIFICATE OF LIMITED PARTNERSHIP.
          ----------------------------------

          The General Partners shall cause the Certificate to be filed with the Secretary of State of Delaware as required by the Delaware Act and shall cause to be filed such other certificates or documents (including, without limitation, copies, amendments, or restatements of this Agreement) as may be determined by the General Partners to be reasonable and necessary or appropriate for the formation, qualification, or registration and operation of a limited partnership (or a partnership in which Limited Partners have limited liability) in the State of Delaware and in any other state where the Partnership may elect to do business.

     7.4. COMPENSATION AND REIMBURSEMENT OF GENERAL PARTNERS.
          --------------------------------------------------

          The General Partners shall not be compensated for services rendered to the Partnership as a General Partner unless such compensation has previously been approved by all of the Limited Partners. The General Partners shall, however, be reimbursed by the Partnership for all reasonable expenditures incurred by the General Partners on the Partnership's behalf.

     7.5  PARTNERSHIP FUNDS.
          -----------------

          The funds of the Partnership shall be deposited in such interest-bearing Partnership account or Partnership accounts as are designated by the General Partners, acting jointly. All withdrawals from or charges against such accounts shall be made by the General Partners or by their representatives, acting jointly. Funds of the Partnership may be invested as determined by the General Partners, acting jointly, in accordance with the terms and provisions of this Agreement.

     7.6  DUTIES.
          ------

          Each of the General Partners shall manage the Partnership and its business and affairs in accordance with the terms of this Agreement to the best of its ability, and shall use its good faith efforts to carry out the business of the Partnership in the best interest of the Partnership. Each of the General Partners shall devote itself to the business of the Partnership to the extent that it determines is necessary for the efficient discharge of its obligations hereunder.

     7.7  RETURN OF CAPITAL.
          -----------------

          Neither SMW GP nor LB GP shall be entitled to the withdrawal or return of its Capital Contribution except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement.

     7.8  TRANSACTIONS WITH AFFILIATES.
          ----------------------------

          The terms to the Partnership of any transaction, agreement or contract involving the Partnership with any Affiliate of a Partner shall be competitive with the terms of similar transactions, agreements or contracts obtained by persons in the same business as the Partnership in arms-length agreements with unrelated parties.

     7.9  OUTSIDE ACTIVITIES.
          ------------------

          The General Partners or any Affiliate of either of them, and any director, officer, employee, agent, or representative of the General Partners or any Affiliate of either of them, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the General Partners, any Affiliate of either of them, or any director, officer, employee, agent, or representative of the General Partners or any Affiliate of either of them.

     7.10 RESOLUTION OF CONFLICTS OF INTEREST.
          -----------------------------------

          Unless otherwise expressly provided in this Agreement or any other agreement contemplated herein, whenever a conflict of interest exists or arises between a General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, any action taken by such General Partner, in the absence of bad faith by such General Partner, shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other applicable law, rule, or regulation.

     7.11 INDEMNIFICATION.
          ---------------

          (a) The Partnership shall indemnify and hold harmless the General Partners and any director, officer, employee, agent, or representative of the General Partners, against all liabilities, losses, and damages incurred by any of them by reason of any act performed or omitted to be performed in the name of or on behalf of the Partnership, or in connection with the Partnership's business, including attorneys' fees and any amounts expended in the settlement of any claims or liabilities, losses, or damages, to the fullest extent permitted by the Delaware Act. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the indemnified Person engaged in gross negligence, fraud, willful misconduct, or a material breach of this Agreement.

          (b) The Partnership shall indemnify and hold harmless any Limited Partner, employee, agent, or representative of the Partnership, any Person who is or was serving at the request of the Partnership or the General Partners as a director, officer, partner, trustee, employee, agent, or representative of another corporation, partnership, joint venture, trust, or other enterprise, but in no event shall such indemnification exceed the indemnification permitted by the Delaware Act. The negative disposition of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the indemnified Person engaged in gross negligence, fraud, willful misconduct, or a material breach of this Agreement.

          (c)  Notwithstanding  anything to the contrary  contained in this
     Section 7.11, an indemnified Person shall not be entitled to indemnification under Section 7.11 with respect to any claim, issue or matter in which it has engaged in gross negligence, fraud, willful misconduct, or a material breach of this Agreement.

          (d) Notwithstanding anything to the contrary in this Section 7.11, any indemnification pursuant to Section 7.11 shall be made only out of the assets of the Partnership, and in no event shall Limited Partners be subject to personal liability by reason of the indemnification provisions of this Agreement.

     7.12 LIABILITY OF GENERAL PARTNERS.
          -----------------------------

          (a) Neither of the General Partners nor their respective directors, officers, employees, agents, or representatives shall be liable to the Partnership or any Limited Partner for errors in judgment or for any acts or omissions that do not constitute gross negligence, fraud, or willful or wanton misconduct.

          (b) The General Partners may exercise any of the powers granted to them by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through their respective directors, officers, employees, agents, or representatives, and a General Partners shall not be responsible for any misconduct or negligence on the part of any agent or representative appointed by such General Partner.

     7.13 RELIANCE BY GENERAL PARTNERS.
          ----------------------------

          (a) Each of the General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          (b) The General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by them, and any opinion of any such Person as to matters which the General Partners believe to be within such Person's professional or expert competence shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partners hereunder in good faith and in accordance with such opinion.

     7.14 INSURANCE.
          ---------

          The General Partners, on behalf of the Partnership and at the Partnership's cost and expense, shall, during the entire term hereof, obtain, maintain and keep in full force and effect, such insurance coverage as the General Partners, acting jointly, reasonably deem advisable.

     7.15 CERTAIN TRANSACTIONS.
          --------------------

          All of the Partners authorized, empowered and directed the General Partners, on behalf of the Partnership and at the Partnership's cost and expense, to consummate the transactions contemplated by the Transaction Agreement and the other agreements entered in connection therewith, on such terms and conditions as the General Partners deemed appropriate, and to take any and all actions and execute any and all documents deemed by the General Partners reasonable and appropriate for such transactions, their execution of any such documents or taking any such actions being evidence of the reasonableness and the appropriateness thereof.

                                ARTICLE VIII

                 RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     8.1  LIMITATION OF LIABILITY.
          -----------------------

          Limited Partners shall have no liability under this Agreement except as provided herein or under the Delaware Act.

     8.2  MANAGEMENT OF BUSINESS.
          ----------------------

          No Limited Partner shall take part in the control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name, or have the power to sign documents for or otherwise bind the Partnership other than as specifically set forth in this Agreement.

     8.3  OUTSIDE ACTIVITIES.
          ------------------

          A Limited Partner or any Affiliate thereof, and any director, officer, employee, agent, or representative of such Limited Partner or any Affiliate thereof, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the
Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the other Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner, any Affiliate thereof, or any director, officer, employee, agent, or representative of any Limited Partner or any Affiliate thereof.

     8.4  RETURN OF CAPITAL.
          -----------------

          No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement.

                                 ARTICLE IX

                   BOOKS, RECORDS, ACCOUNTING AND REPORTS

     9.1  RECORDS AND ACCOUNTING.
          ----------------------

          The General Partners shall keep or cause to be kept appropriate books and records with respect to the Partnership's business, which shall at all times be kept at the principal office of the Partnership or such other office as the General Partners may designate for such purposes. Any books and records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on any information storage device, provided that the books and records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained for financial reporting purposes on the method of accounting approved by the General Partners in their reasonable discretion.

     9.2  FISCAL YEAR.
          -----------

          The fiscal year of the Partnership shall be the calendar year for tax and accounting purposes.

     9.3  REPORTS.
          -------

          The General Partners shall deliver to each Partner, at the Partnership's expense, not later than 90 days following the end of each fiscal year, a balance sheet, an income statement, and an annual statement of source and application of funds of the Partnership for such fiscal year. Upon the request of a Partner, such financial statements shall be audited at Partnership expense by a firm of independent public accountants selected by the General Partners.

                                 ARTICLE X

                                TAX MATTERS

     10.1 PREPARATION OF TAX RETURNS.
          --------------------------

          The General Partners shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items necessary for federal, state and local income tax purposes. A copy of the Partnership's federal income tax return will be furnished to all Partners at least 15 days before such tax return is actually filed, but in no event later than 120 days after the end of each fiscal year. The classification, realization and recognition of income, gains, losses and deductions and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the General Partners shall determine in accordance with applicable law. The General Partners in their sole discretion may pay state and local income taxes attributable to operations of the Partnership and treat such taxes as an expense of the Partnership. The General Partners shall promptly (i) send to each Partner on a quarterly basis an estimate of the taxable income of such Partner,
(ii) send to each Limited Partner copies of all notices and other written documents sent to or received from any taxing authority, (iii) consult with each Limited Partner before making or implementing any material tax election or other material tax decision affecting the Partnership or any Partner or the defense, resolution or settlement of any material tax controversy described in Section 10.3 and (iv) furnish to each Limited Partner such tax and related information it may reasonably request from time to time.

     10.2 TAX ELECTIONS.
          -------------

          Except as otherwise provided herein, the General Partners shall determine whether to make any election available to the Partnership under the Code. In connection with any transfer of a Partnership Interest permitted under Article XI hereof or the transfer of Partnership Interests from CGLH I and CGLH II to the Partners, the General Partners shall cause the Partnership at the written request of the transferor or transferee, on behalf of a Partnership and at the time and in the manner provided in Regulations Section 1.754-1(b), to make an election to adjust the basis of the Partnership's property in the manner provided in Sections 734(b) and 743(b) of the Code.

     10.3 TAX CONTROVERSIES.
          -----------------

          Subject to the provisions  hereof,  SMW GP is designated the "tax matters partner" (as defined in Section 6231 of the Code), and is authorized and required to represent the Partnership, at the Partnership's expense, in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with SMW GP in connection with such proceedings. Notwithstanding the above, SMW GP shall not extend the statute of limitations with respect to any taxable years of the Partnership without the consent of all the Partners or take any action that would be materially adverse to LB LP or LB GP without the consent of LB GP.

     10.4 ORGANIZATIONAL EXPENSES.
          -----------------------

          The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in
Section 709 of the Code.

     10.5 TAXATION AS A PARTNERSHIP.
          -------------------------

          No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.

                                 ARTICLE XI

                     TRANSFERS OF PARTNERSHIP INTERESTS

     11.1 TRANSFER RESTRICTIONS.
          ---------------------

          No Partnership Interest shall be transferred, in whole or in part, except as contemplated by the Transaction Agreement or in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void. An alleged transferee shall have no right to require any information or account of the Partnership's transactions or to inspect the Partnership's books. The Partnership shall be entitled to treat the alleged transferor of a Partnership Interest as the absolute owner thereof in all respects, and shall incur no liability to any alleged transferee for distributions to the Partner owning such Partnership Interest of record or for allocations of income, gain, losses, deductions or credits or for transmittal of reports and notices required to be given to holders of Partnership Interests. The term "transfer," when used in this Article XI with respect to a Partnership Interest, includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, financing, exchange, or any other disposition. A transfer of a Controlling interest in SMW GP and/or SMW LP, or any of its successors or assigns, shall be deemed a transfer by such Partner, or such successor or assign, of a Partnership Interest in the Partnership and subject to the restrictions hereof; provided, that, subject to the consent of LB GP, not to be unreasonably withheld, the natural persons who are the direct or indirect principals of SMW GP and/or SMW LP existing on the date hereof shall have the right to transfer their direct or indirect ownership interests in SMW GP and/or SMW LP to any person who is the spouse, natural or adopted child, grandchild, parent, sibling or natural or adopted child of any sibling of such direct or indirect principal, or trust for the benefit of any one of the foregoing persons. Notwithstanding anything to the contrary contained in this Article XI, SMW GP and/or SMW LP may transfer up to an aggregate of 25% of its Partnership Interest in the Partnership to a member or stockholder of SMW GP and/or SMW LP, as the case may be, without first obtaining the approval of LB GP or LB LP.

     11.2 TRANSFER OF INTERESTS OF GENERAL PARTNER.
          ----------------------------------------

          Except as provided in Section 11.7, each General Partner may transfer all, but not less than all, of its Partnership Interest to any Person only after first obtaining the approval of the other General Partner (which approval may be withheld in such General Partner's sole and absolute discretion) provided, however, that the consent of a General Partner shall not be required for a transfer of LB GP's Partnership Interest: (a) as collateral security for the indebtedness of an Affiliate of LB GP; (b) to an Affiliate of the LB GP or an Affiliate of, or investment fund or other vehicle sponsored by, Lehman Brothers Holdings Inc.; or (c) pursuant to the provisions of Section 11.7. Any permitted transfer by a General Partner of its Partnership Interest under this Section 11.2 shall not constitute a withdrawal of such General Partner under Article XII, Section 13.1(b), or any other provision of this Agreement. If any such transfer is deemed to constitute a withdrawal under such provisions or otherwise and results in the dissolution of the Partnership under this Agreement or the laws of any jurisdiction to which the Partnership or this Agreement is subject, the Partners hereby unanimously consent to the reconstitution and continuation of the Partnership immediately following such dissolution, pursuant to
Section 13.2 of this Agreement.

     11.3 TRANSFER OF INTERESTS OF LIMITED PARTNERS.
          -----------------------------------------

          The Partnership Interest of SMW LP may not be transferred except:
(a) if the Limited Partner is a natural person, by act of law to his estate (for the benefit of an individual or other successor in interest) or to the heir or legatee of such deceased individual; (b) if the Limited Partner is not an individual, upon the adjudication of bankruptcy, dissolution or other cessation of its existence, to the authorized representative thereof for the purpose of effecting the winding up and disposition of the business of such entity; (c) to any other Person with the prior written consent of the General Partners, which consent may be withheld in the sole and absolute discretion of each such Partners, or (d) pursuant to the provisions of Section 11.7. Subject to the provisions of Sections 11.7 and 11.8, the Partnership Interests of LB LP, and any of its successors or assigns, may be transferred, in whole or in part, at the discretion of LB LP, or such successor or assign.

     11.4 ADDITIONAL LIMITATIONS ON TRANSFERS OF LIMITED PARTNERSHIP
          INTERESTS.
          ----------------------------------------------------------

          The General Partners may require, as a condition to any transfer of a Partnership Interest of a Limited Partner, that, in the General Partners' reasonable determination: (a) the transfer will not jeopardize the treatment of the Partnership as a partnership for federal income tax purposes; (b) the transfer will not result in or cause a termination of the Partnership for federal income tax purposes; and (c) the transfer will not violate the registration requirements of applicable securities laws or cause any prior offer and sale of Partnership Interests to violate such requirements. The General Partners may also require the proposed transferee to deliver to the Partnership acceptable representations and warranties respecting its status under applicable securities laws and its investment intent with respect to the Partnership Interest, and may require the transferor and transferee to supply such other documentation as the General Partners may deem advisable in their sole discretion.

     11.5 DISTRIBUTIONS AND ALLOCATIONS IN RESPECT OF TRANSFERRED
          PARTNERSHIP INTERESTS.
          -------------------------------------------------------

          If any Partnership Interest is transferred during any fiscal year in compliance with the provisions of this Article XI, Profits, Losses, and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law, selected by the General Partners in their reasonable discretion. All distributions on or before the date of such transfer shall be made to the transferor. Solely for purposes of making such allocations and distributions, the Partnership shall recognize such transfer not later than the end of the calendar month during which it is given notice of such transfer, provided that if the Partnership does not receive a notice stating the date such Partnership Interest was transferred and such other information as the General Partners may reasonably require within 30 days after the end of the fiscal year during which the transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the person who, according to the books and records of the Partnership, on the last day of the fiscal year during which the transfer occurs, was the owner of the Partnership Interest. Neither the Partnership nor any Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 11.5, whether or not any Partner or the Partnership has knowledge of any transfer of ownership of any Partnership Interest.

     11.6 ADMISSION OF INITIAL AND SUBSTITUTE LIMITED PARTNERS AND SUCCESSOR GENERAL PARTNERS.
          --------------------------------------------------------

          (a) Admission of Initial Limited Partner. On the Effective Date, the General Partners shall admit SMW LP and LB LP to the Partnership as Limited Partners. Each Limited Partner shall execute this Agreement (or a counterpart thereof) and thereby agree to be bound by the terms hereof as a Limited Partner.

          (b) Admission of Substitute Limited Partners. A transferee (which may be the heir or legatee of a Limited Partner) or assignee of a Limited Partner's Partnership Interest, or Person acquiring a Partnership Interest pursuant to any foreclosure made upon any permitted pledge or hypothecation of such Partnership Interest, shall be entitled to receive the distributive share of the Partnership's Profits, Losses, income, gains, losses, deductions, and credits attributable to such Partnership Interest. To become a substitute Limited Partner, such transferee, assignee, heir, or legatee must be acceptable to the General Partners in the General Partners' sole and absolute discretion. If acceptable to the General Partners, such transferee, assignee, heir, or legatee shall execute a counterpart of this Agreement, thereby agreeing to be bound by the terms hereof as a Limited Partner with respect to the Partnership Interest so transferred. Upon admission of a substitute Limited Partner, such Limited Partner shall be subject to all of the restrictions applicable to, shall assume all of the obligations of, and shall attain the status of a Limited Partner under and pursuant to this Agreement with respect to the Partnership Interest held by such Limited Partner.

          (c) Admission of Successor General Partner. A successor General Partner selected pursuant to Section 13.2 of this Agreement or the permitted transferee of or successor to all of the Partnership Interest of a General Partner pursuant to Section 11.2 of this Agreement shall be admitted to the Partnership as a General Partner, effective as of the date of the withdrawal or removal of the predecessor General Partner or the date of transfer of such predecessor's Partnership Interest.

          (d) Action by General Partners. In connection with the admission of any substitute Limited Partner or successor General Partner, the General Partners or the remaining General Partner, as the case may be, shall have the authority to take all such actions as they deem necessary or advisable in connection therewith, including the amendment of Exhibit A to this Agreement and the execution and filing with appropriate authorities of any necessary documentation.

     11.7 BUY-SELL PROVISION.
          ------------------

          (a) If a Partner wishes at any time after the date that is 18 calendar months after the Effective Date, for any reason, to purchase the interests of another Partner and its Affiliates in this Partnership, each Partner shall be permitted (but not required) to notify the other Partners of its intent to invoke the following procedure:

               (i) The Partner giving notice (the "Buy-Sell Notice") shall specify a gross value (i.e., without taking into account liabilities) (the "Stated Value") attributable to the assets of the Partnership, and indicate a willingness to be, at the option of the other Partners, either the "Buying Partner" or the "Selling Partner." The Buy-Sell Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Buy-Sell Notice is contained and must expressly alert the other Partners to the 60-day limit described below for response. Delivery shall be in accordance with the notice provisions of this Agreement.

               (ii) The Partner receiving the Buy-Sell Notice shall have 60 days from the receipt of the Buy-Sell Notice to elect by written notice given to the Partner who gave the Buy-Sell Notice to be either the Selling Partner or the Buying Partner. In the event the Partner receiving the Buy-Sell Notice fails to respond within such 60-day period, then the Partner who gave the Buy-Sell Notice shall be the Buying Partner.

               (iii) Within 90 days after the Buy-Sell Notice has been given:

                    (1) If SMW GP and SMW LP are the Selling  Partners,  LB
               GP and LB LP shall pay to SMW GP and SMW LP in full payment for their interests in this Partnership, the respective amounts they would have received as a General and Limited Partner of this Partnership if the assets of the Partnership had been sold for an amount equal to the Stated Value on the date of such payment, Profit, Loss, and other items of income, gain, loss or deduction were allocated among the partners in accordance with this Agreement, and the proceeds of such sale (net of liabilities that would have been paid out of such proceeds, including without limitation any amounts due to a Partner or its Affiliates, if such sale had actually occurred) were distributed in accordance with the provisions of this Agreement. SMW GP and SMW LP shall thereupon cease to be members of this Partnership (or have any economic or other interest, directly or indirectly, therein).

                    (2) If LB GP and LB LP are the Selling Partners, SMW GP
               and SMW LP shall pay to LB GP and LB LP in full payment for their interests in this Partnership, the respective amounts they would have received as a General and Limited Partner of this Partnership if the assets of the Partnership had been sold for an amount equal to the Stated Value on the date of such payment, Profit, Loss, and other items of income, gain, loss or deduction were allocated among the partners in accordance with this Agreement, and the proceeds of such sale (net of liabilities that would have been paid out of such proceeds, including without limitation any amounts due to a Partner or its Affiliates, if such sale had actually occurred) were distributed in accordance with the provisions of this Agreement. LB GP and LB LP shall thereupon cease to be members of this Partnership (or have any economic or other interest, directly or indirectly, therein).

               (iv) If the Partner receiving the Buy-Sell Notice elects to be the Buying Partner but fails to complete the transaction as described above, the Partner who originally gave such notice shall be entitled to be the Buying Partner as described above.

               (v) The purchase price to be paid under this Section 11.7 shall be payable entirely in cash at closing.

               (vi) Notwithstanding anything to the contrary contained in this Section 11.7, if LB LP or any of its successors or assigns transfers its Partnership Interest or any portion thereof pursuant to Section 11.3 hereof, then, such transferee shall be bound by the terms and conditions of this Section 11.7.

     11.8 CALL OPTION.
          -----------

          SMW GP shall have the right (the "Call Option"), exercisable at any time in SMW GP's sole and absolute discretion upon written notice to LB LP (the "Call Notice"), to require LB GP and LB LP to sell all (but not less than all) of their Partnership Interests to the Partnership, and to cause the Partnership to purchase for cash all (but not less than all) of LB GP and LB LP's Partnership Interests, for a purchase price equal to LB GP and LB LP's aggregate Undistributed Class A Capital and Undistributed Class A Preference Amount as of the date of the Call Option Closing (the "Call Price"), provided that if the Call Option Closing is prior to 30 days from the date of delivery to the Partnership of the Interstate Stock certificates owned by the Partnership then the Call Price shall be decreased by the Discount Amount set forth on Exhibit C. Within thirty (30) days after the delivery of the Call Notice, the Partnership shall pay the Call Price to LB LP (the "Call Option Closing"). Upon payment of the Call Price in full, LB GP and LB LP's Partnership Interests and all rights in respect thereof shall immediately, without any action on the part of LB GP or LB LP, cease to exist. The Partners acknowledge and agree that SMW GP shall be permitted to cause the Partnership to fund the Call Price by, among other things, (i) the Partnership selling shares of the Interstate Stock in a registered or unregistered resale, (ii) the Partnership incurring indebtedness for borrowed money by obtaining loans on margin secured by the Interstate Stock or by obtaining loans from SMW LP, or (iii) the Partnership requesting additional Capital Contributions from only SMW LP. The Partners further acknowledge and agree that SMW GP is authorized and empowered, on behalf of the Partnership, to consummate the transactions contemplated by this Section 11.8 and to execute any and all documents deemed by SMW GP reasonable and appropriate for such transactions, its execution of any such documents or taking any such actions being evidence of the reasonableness and the appropriateness thereof. SMW GP and SMW LP shall jointly and severally indemnify and hold harmless each of LP GP and LB LP and their respective officers, directors, successors, transferees and assigns from and against any and all claims, losses, damages, costs, fees and expenses (including court costs and reasonable attorneys' fees and expenses) resulting from, arising out of or related to the Call Option; provided, however, that such indemnification shall be limited to the respective Capital Account of SMW GP and SMW LP as of the date of this Agreement. Upon written request by LB GP given at any time after the three-month anniversary of the date hereof, SMW GP shall use all commercially reasonable efforts to exercise the Call Option and consummate the transactions contemplated thereby.

     11.9  INTENTIONALLY OMITTED.
           ---------------------

     11.10 INTENTIONALLY OMITTED.
           ---------------------

                                ARTICLE XII

                       WITHDRAWAL OF GENERAL PARTNERS

     12.1  EVENTS OF WITHDRAWAL.
           --------------------

          A General Partner may not voluntarily withdraw from the Partnership at any time. A General Partner, however, will be deemed to have withdrawn from the Partnership on the occurrence of any one of the following events (each event herein referred to as an "Event of Withdrawal"):

          (a) A General Partner is removed as a general partner pursuant to
     Section 12.2; or

          (b) A General Partner transfers all of its right, title and interest as a General Partner other than as permitted in Article XI.

     12.2 REMOVAL.
          -------

          (a) A General Partner may be removed as General Partner at any time: (i) after such Person commits an act of fraud or gross negligence in its capacity as General Partner; (ii) after such Person commits a material breach of this Agreement; (iii) after such Person engages in intentional and willful misconduct against the interests of the Partnership; or (iv) after such Person suffers or is subject to an Event of Bankruptcy.

          (b) Any such removal of that Person as a General Partner shall be effective after the following two conditions have been satisfied: (i) delivery of a removal notice to the General Partner from the Partners holding 100% of the Percentage Interests and any Partners with Undistributed Class A Capital; and (ii) approval by the Partners holding 100% of the Percentage Interests of a new General Partner and any Partners with Undistributed Class A Capital and the admission of such Person as a General Partner in the Partnership.

          (c) If a Person is removed as a General Partner but continues to own a Partnership Interest, then the Partnership Interest shall be converted into a Partnership Interest as a Limited Partner.

          (d) If a Person is removed as General Partner, such Person shall perform, execute and deliver or cause to be performed, executed and delivered any and all acts, documents and assurances as the new General Partner may reasonably require to evidence: (i) the removal of the former General Partner; (ii) if applicable, a conversion of the Partnership Interest of the former General Partner to a Partnership Interest as a Limited Partner; and (iii) the admission of a new General Partner.

          (e) Notwithstanding anything to the contrary in Article XI, in connection with the admission of a new General Partner, the Limited Partners may assign Partnership Interests to such new General Partner so that such new General Partner has at least a 1% Percentage Interest in all items of Profit, Loss, income, gain, loss and deduction, Partnership capital, and distributions. The Partnership Interest of a Limited Partner that is assigned to such new General Partner shall be converted into a Partnership Interest as a General Partner upon its receipt by the new General Partner.

                                ARTICLE XIII

                         DISSOLUTION AND WINDING UP

     13.1 DISSOLUTION.
          -----------

          (a) Except as otherwise provided in this Agreement, no Partner shall have the right to terminate this Agreement or dissolve the Partnership by its express will or by withdrawal without the prior written consent of the other Partners; provided, however, that LB GP may dissolve the Partnership at any time after December 31, 2004 upon five Business Days' written notice to the other Partners.

          (b) The Partnership shall be dissolved upon the first to occur of any of the following:

               (i) the expiration of its term as provided in Section 1.3 of this Agreement;

               (ii) the removal of both of the General Partners as general partners of the Partnership, or any other event that results in the General Partners' ceasing to be the general partners of the Partnership;

               (iii) an election to dissolve the Partnership by the General Partners, acting jointly, that is approved by all of the Limited Partners; or

               (iv) any other event, under the Delaware Act, that would require (notwithstanding provisions in this Agreement to the contrary) the Partnership's dissolution.

     13.2 CONTINUATION OF THE PARTNERSHIP.
          -------------------------------

          Except as otherwise provided in this Agreement, upon the occurrence of an event described in Section 13.1(b)(ii) or Section 13.1(b)(iv), if there remains at least one General Partner, the business of the Partnership shall be carried on if the remaining General Partner(s) agree to carry on such business. In all other cases, upon the occurrence of an event described in Section 13.1(b), the Partnership shall be deemed to be dissolved and reconstituted only if 100% of the Percentage Interests of the remaining Partners elect to continue the Partnership within 90 days of such event. If no election to continue the Partnership is made within 90 days of such event, the Partnership shall conduct only those activities necessary to wind up its affairs. If an election to continue the Partnership is made upon the occurrence of an event described in Section 13.1(b), then:

          (a) if there is no remaining General Partner, then within such 90 day period a successor General Partner shall be selected by all of the remaining Partners (if such Partners cannot agree on the selection of a successor General Partner, the Partnership shall be dissolved and liquidated);

          (b) the Partnership shall be deemed to be reconstituted and shall continue until the end of the term for which it is formed unless earlier dissolved in accordance with this Article XIII;

          (c) the departing General Partner shall be automatically admitted to the Partnership as a Limited Partner and its former Partnership Interest as a General Partner shall be automatically converted to a Limited Partner's Partnership Interest in the manner provided in
     Section 12.2 of the Agreement; and

          (d) all necessary steps shall be taken to amend or restate this Agreement and the Certificate.

     13.3 LIQUIDATION.
          -----------

          (a) Upon dissolution of the Partnership, unless the Partnership is continued under Section 13.2 of this Agreement, a Person selected by all of the Partners shall be the liquidator (the "Liquidator"). The Liquidator shall be entitled to receive such compensation for its services as may be approved by all of the Partners.

          (b) The Liquidator shall agree not to resign at any time without 15 days prior written notice and may be removed at any time, with or without cause, by notice of removal approved by all of the Partners. Upon dissolution, removal, or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and duties of the original Liquidator) shall within 30 days thereafter be selected by all of the Partners. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.

          (c) Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partners under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership.

          (d) The Liquidator shall liquidate the assets of the Partnership and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

               (i)  to  the  payment  of the  expenses  of the  terminating
          transactions    including,    without    limitation,    brokerage
          commissions, legal fees, accounting fees and closing costs;

               (ii) to the payment to creditors of the Partnership, including Partners, in order of priority provided by law; and

               (iii) to the Partners and assignees in accordance with the manner in which proceeds from a Capital Event are distributed pursuant to Section 6.1(b) hereof; provided, however, that the Liquidator may place in escrow a reserve of cash or other assets of the Partnership for contingent liabilities in an amount determined by the Liquidator to be appropriate for such purposes.

     13.4 DISTRIBUTION IN KIND.
          --------------------

          Notwithstanding the provisions of Section 13.3 of this Agreement which require the liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners and assignees, the Liquidator may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (other than those to Partners) and/or may distribute to the Partners and assignees, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.3 of this Agreement, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation, provided that the Interstate Stock (and any other marketable securities or cash equivalents) shall not be distributed to the Partners as tenants in common, but rather shall be distributed among the Partners in accordance with the provisions of Section
13.3 based upon the Stock Value of the Interstate Stock (or in the case of any other marketable securities or cash equivalents, their then fair market value) as of the date of distribution. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     13.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.
          --------------------------------------------------

          Upon the completion of the distribution of Partnership property as provided in Section 13.3 and Section 13.4 of this Agreement, the Partnership shall be terminated, and the Liquidator (or the General Partners and Limited Partners if necessary) shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

     13.6 RETURN OF CAPITAL.
          -----------------

          Except as otherwise provided in Section 4.4, the General Partners shall not be personally liable for the return of the Capital Contributions of Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

                                ARTICLE XIV

                      AMENDMENT OF AGREEMENT; CONSENTS

     14.1 AMENDMENT PROCEDURES.
          --------------------

          Except as provided in Section 1.2 of this Agreement, all amendments to this Agreement shall be in accordance with the following requirements: (a) amendments to this Agreement may be proposed only by the General Partners; (b) a proposed amendment shall be effective upon its approval by the General Partners; and (c) the General Partners shall notify all Partners upon final adoption of any such proposed amendment.

     14.2 ACTION WITHOUT A MEETING.
          ------------------------

          Notwithstanding any contrary permissive provision under the Delaware Act, any action that requires the consent of all of the Partners under this Agreement may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the Limited Partners.

                                 ARTICLE XV

                             GENERAL PROVISIONS

     15.1 ADDRESSES AND NOTICES.
          ---------------------

          Any notice, demand, request, or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by United States registered or certified mail to the Partner at his address as shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in any Partnership Interest by reason of an assignment or otherwise.

     15.2 TITLES AND CAPTIONS.
          -------------------

          All article and section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend, or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     15.3 PRONOUNS AND PLURALS.
          --------------------

          Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

     15.4 FURTHER ACTION.
          --------------

          The parties shall execute all documents, provide all information, and take or refrain from taking all actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     15.5 BINDING EFFECT.
          --------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

     15.6 INTEGRATION.
          -----------

          This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     15.7 CREDITORS.
          ---------

          None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or any other Person not a party to this Agreement.

     15.8 WAIVER.
          ------

          No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

     15.9 COUNTERPARTS.
          ------------

          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

     15.10 APPLICABLE LAW.
           --------------

          This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

     15.11 INVALIDITY OF PROVISIONS.
           ------------------------

          If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

     15.12 THIRD PARTY BENEFICIARIES.
           -------------------------

          The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and, except as expressly provided it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Address                                    GENERAL PARTNERS:
-------

3250 Mary Street                           SMW/LB IHR GP, LLC
5th Floor
Miami, Florida  33133
                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

c/o Lehman Brothers Holdings Inc.          LB INTERSTATE GP LLC
399 Park Avenue

8th Floor                                  By:  PAMI LLC,
New York, New York  10022                       its sole member


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

Address                                    LIMITED PARTNERS:
-------

3250 Mary Street                           SMW-IHC, LLC
5th Floor
Miami, Florida  33133

                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

c/o Lehman Brothers Holdings Inc.          LB INTERSTATE LP LLC
399 Park Avenue

8th Floor                                  By:  PAMI LLC,
New York, New York  10022                       its sole member


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

                                 EXHIBIT A

                     PARTNERS AND PERCENTAGE INTERESTS

                    Partner                         Percentage Interest
                    -------                         -------------------

SMW/LB IHR GP, LLC,                                        0.01%
        as a general partner

LB Interstate GP LLC,                                      0.00%
        as a general partner

SMW-IHC, LLC,                                              99.99%
        as a limited partner

LB Interstate LP LLC,                                      0.00%
        as a limited partner

Total                                                     100.00%
                                                          =======

                                 EXHIBIT B

                                    Aggregate Deemed                 Deemed
                              Class A Capital Contribution      Class B Capital
            Partner               as of Effective Date            Contribution
            -------               --------------------            ------------

SMW/LB IHR GP, LLC                                    $   0               $  0


SMW-IHC, LLC                                           $  0         $1,491,589


LB Interstate GP LLC
(1) Original Class A Amount                         $15,953               $  0
(2) November-December
Preference Amount                                     $ 598
(3) January-July
Preference Amount                                    $1,931
                                                     ------
(4) Capital Contribution                            $18,482

LB Interstate LP LLC
(1) Original Class A Amount                      $1,260,292               $  0
(2) November-December
Preference Amount                                  $ 47,272
(3) January-July
Preference Amount                                 $ 152,549
                                                  ---------
(4) Capital Contribution                         $1,460,114

Total                                            $1,478,596         $1,491,589

                                 EXHIBIT C

         PARTNER                     DISCOUNT AMOUNT
         -------                     ---------------

LB INTERSTATE GP LLC                         $1,865
LB INTERSTATE LP LLC                       $147,309

                                 EXHIBIT B

                       FORM OF STOCKHOLDERS AGREEMENT

                          STOCKHOLDERS' AGREEMENT


     STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of August 17, 2004, by and among the Stockholders (as defined below).

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, CGLH Partners I LP, a Delaware limited partnership, and CGLH Partners II LP, a Delaware limited partnership (collectively, the "CGLH Partnerships") have, on the date hereof, distributed Shares (as defined below) to each of the Stockholders pursuant to two separate Distribution and Contribution Agreements between (i) the Stockholders and CGLH Partners I LP and (ii) the Stockholders and CGLH Partners II LP.

     WHEREAS, the Stockholders wish to impose restrictions on the transfer of the Shares by the Stockholders, the use of the Shares by the Stockholders as security for indebtedness, and certain other matters.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1.  CERTAIN DEFINITIONS.
                 -------------------

     As used herein, the following terms shall have the following meanings:

     "Affiliate" or "Affiliates" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with such first Person or any other Person who holds directly or indirectly more than a fifty percent (50%) economic interest in such first Person or in whom such first Person holds directly or indirectly more than a fifty percent (50%) economic interest. For the purpose of this definition, "control" will mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership on the board of managers or directors, by contract (including without limitation a limited partnership agreement or general partnership agreement) or otherwise. Any trust or nominee directly or indirectly holding securities principally for the benefit of employees of a party hereto or its Affiliates shall be deemed to be an Affiliate of such party hereto.

     "Business Day" means any day that is not a Saturday, Sunday or day on which banks located in New York City are authorized or required to be closed.

     "Company"  means  Interstate  Hotels  &  Resorts,   Inc.,  a  Delaware
corporation.

     "Group" means:

          (i) in the case of any Stockholder that is a partnership, (A) such partnership and all of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such partnership;

          (ii) in the case of any Stockholder that is a corporation, (A) such corporation, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such corporation;

          (iii) in the case of any Stockholder that is a limited liability company, (A) such limited liability company and all of its members,
     (B) any corporation or other business organization to which such limited liability company shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such limited liability company; and

          (iv) in the case of any individual, such individual's ascendants and descendants (whether natural or adopted), such individual's spouse (and such individual's spouse's ascendants and descendants, whether natural or adopted), and any trust or other similar entity established for the benefit of any of the foregoing persons for estate planning purposes.

     "Person" shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity or government or any agency or political subdivision thereof.

     "Principal Stockholder" shall mean LB Interstate LP LLC and its successors and assigns.

     "Stockholder" shall mean each of the Persons set forth on Schedule A hereto, as updated from time to time to reflect the addition or removal of Stockholders upon a permitted Transfer of Shares in accordance with the terms and conditions set forth herein.

     "Shares" shall mean any shares of common stock, par value $0.01 per share, of the Company held by a Stockholder from time to time.

     "Transfer" shall mean any sale, assignment, mortgage, hypothecation, transfer or pledge of, creation of a security interest in, or lien on, or any encumbrance, gift, trust (voting or other), bequest or any testamentary or other disposition of, whether directly or indirectly, voluntary or by operation of law.

     SECTION 2.  LIMITATIONS ON TRANSFERS BY STOCKHOLDERS.
                 ----------------------------------------

          2.1. General  Prohibition.  Except as otherwise  provided in this
Section 2, each Stockholder agrees that such Stockholder will not Transfer any Shares without the prior written consent of the Principal Stockholder.

          2.2. Co-Sale Rights.
               --------------

               (a) At any time the Principal Stockholder intends to Transfer any Shares in one or more brokerage transactions, the Principal Stockholder shall deliver to each other Stockholder a notice (a "Market Trade Notice") stating the number of Shares that the Principal Stockholder intends to Transfer and providing an indicative range of prices per Share. Each other Stockholder shall have two Business Days following delivery of a Market Trade Notice to respond to the Principal Stockholder in writing (a "Market Trade Response") indicating its desire to participate in such brokerage transactions with respect to a number of Shares not to exceed (i) the number of Shares then held by such Stockholder multiplied by a fraction, the numerator of which is the number of Shares proposed to be transferred by the Principal Stockholder in such Transfer and the denominator of which is the number of Shares held by the Principal Stockholder at the time of such Transfer (such maximum being the "Pro Rata Allocation"). Each Stockholder agrees to execute any such brokerage transactions through a broker designated by the Principal Stockholder (the "Broker"). Each Market Trade Response shall indicate the maximum number of Shares that the Stockholder intends to make available for Transfer through the Broker in connection with the Market Trade Notice and the price range at which such Stockholder agrees to a Transfer of Shares. Commencing on the third Business Day after delivery of the Market Trade Notice, the Broker shall use its reasonable efforts to execute such Transfers, subject to market conditions. Such Transfers shall be effected as closely as practicable in proportion to the respective Pro Rata Allocations of each participating Stockholder at the time of such Transfer or, if less, the number of Shares specified in such Stockholder's Market Trade Response, and provided that any Stockholder that has specified a minimum price in its Market Trade Response that exceeds the minimum price indicated in the Market Trade Notice shall not be considered a participating Stockholder with respect to Transfers executed below such Stockholder's specified minimum price.

               Each Stockholder agrees that it is solely responsible to ensure that its respective Shares are available for Transfer through the Broker. Each Stockholder shall be liable for and shall pay any customary brokerage commissions related to its respective Transfer (it being acknowledged that the Principal Stockholder may not be liable to pay commissions in respect of its Transfers). Each Stockholder also agrees that neither the delivery of a Market Trade Notice nor the receipt of a Market Trade Response creates any liability or obligation on the part of the Principal Stockholder and acknowledges that the Broker may be unable to execute any Transfer for the number of Shares or at the price range indicated in a Market Trade Response. To the extent that any Shares subject thereto have not been Transferred, the Broker shall cease making trades in connection with a Market Trade Notice at the close of business on the twelfth Business Day following delivery of the Market Trade Notice. Upon written request of any Stockholder, any unsold Shares shall be promptly returned to such Stockholder.

               (b) If at any time the Principal Stockholder proposes to Transfer any Shares (other than Permitted Transfers or Transfers to which paragraph (a) applies), then at least 30 days prior to the closing of such Transfer, the Principal Stockholder shall deliver a written notice (the "Sale Notice") to each of the other Stockholders specifying in reasonable detail the identity of the prospective transferee and the terms and conditions of the Transfer. Each Stockholder may, within 15 days of the giving of the Sale Notice, give written notice (a "Tag-Along Notice") to the Principal Stockholder stating that such Stockholder wishes to participate in such proposed Transfer and specifying the amount of Shares such Stockholder desires to include in such proposed Transfer, not to exceed its Pro Rata Allocation.

               If no Stockholder gives the Principal Stockholder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, the Principal Stockholder may thereafter Transfer the Shares specified in the Sale Notice on substantially the same terms and conditions set forth in the Sale Notice. If one or more of the Stockholders gives the Principal Stockholder a timely Tag-Along Notice, then the Principal Stockholder shall use all reasonable efforts to cause each prospective transferee to agree to acquire all Shares identified in all Tag-Along Notices that are timely given to the Principal Stockholder, upon the same terms and conditions as applicable to the Principal Stockholder's Shares. If such prospective transferee is unwilling or unable to acquire all Shares proposed to be included in such sale upon such terms, then the Principal Stockholder may elect either (i) to cancel such proposed Transfer or (ii) to allocate the maximum number of Shares that each prospective transferee is willing to purchase among the Principal Stockholder and the Stockholders giving timely Tag-Along Notices in proportion to each such Stockholder's and such Principal Stockholder's respective Pro Rata Allocation.

          2.3.  Permitted  Transfers.   Notwithstanding   anything  to  the
contrary in this Agreement, the restrictions in Section 2.1 and Section 2.2 shall not apply to the following:

               (a) a Transfer of Shares by a Stockholder to one or more Persons in such Stockholder's Group in a private sale; provided, however, that (i) the restrictions on Transfer contained in this Section 2 shall continue to be applicable to such Shares after any such Transfer and (ii) the transferee(s) of such Shares shall have executed and delivered to the other Stockholders, with a copy, for notice purposes, to the Company, a Joinder Agreement substantially in the form attached as Schedule B hereto (whereby each such transferee shall, upon such Transfer, become a Stockholder hereunder); and

               (b) subject to the provisions of Section 3, a Pledge of Shares by a Stockholder pursuant to a permitted Margin Loan, and in the event of a foreclosure, forfeiture or similar proceeding arising from the operation of such Pledge, a Transfer of such pledged Shares to a Margin Lender or by a Margin Lender.

          2.4. Adjustment of Permitted Loan Value. In the event of a permitted Transfer of Shares pursuant to Section 2.3 (a), the Permitted Loan Value set forth next to such Stockholder's name on Schedule A shall be reallocated on a pro rata basis between such transferred Shares and the remaining Shares, if any, retained by such transferring Stockholder and Schedule A shall be amended to reflect such Transfer and reallocation.

          2.5. Restrictive Legend. Upon the execution of this Agreement, all certificates representing issued and outstanding Shares held by the Stockholders shall contain a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT, DATED AUGUST 17, 2004 AMONG CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF THE ABOVE REFERENCED AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE.

          2.6. Securities Laws. Notwithstanding anything to the contrary herein, each Stockholder hereby covenants and agrees that any Transfer of Shares by such Stockholder shall be undertaken only in full compliance with all applicable federal and state securities laws including any restrictions arising by virtue of such Stockholder's status as an Affiliate of the Company.

     SECTION 3.  MARGIN LOANS.
                 ------------

          3.1. A Stockholder may grant a lien or security interest in, pledge, hypothecate or encumber (collectively, a "Pledge") any Shares beneficially owned by such Stockholder to a reputable bank, savings and loan association, investment bank, brokerage firm of other financial or lending institution, but specifically excluding hedge funds, with assets (in name or under management) of not less than $1,000,000,000 (a "Margin Lender") in connection with the incurrence by such Stockholder of financial indebtedness (a "Margin Loan") in a principal amount not to exceed the lesser of (a) the Permitted Loan Value set forth next to such Stockholder's name on Schedule A and (b) fifty percent (50%) of the fair market value of such Pledged Shares at the time such Pledge is granted by such Stockholder; provided, however, that the Margin Lender must agree in writing at or prior to the time such Pledge is made that no Transfer of Shares in connection with a foreclosure, forfeiture or similar proceeding arising from the operation of such Pledge shall be made except as provided in Section 3.2.

          3.2. A Margin Lender that has been granted a Pledge of Shares may Transfer such Shares in connection with, and only in connection with, a foreclosure, forfeiture or similar proceeding arising from the operation of such Pledge. Upon such a foreclosure, forfeiture or similar proceeding, the Margin Lender shall promptly give written notice (a "Notice") thereof to the Principal Stockholder. The Notice shall state the number of Shares to which such Notice relates (which shall be all Shares related to such foreclosure, forfeiture or similar proceeding) and offer (the "Offer") the Principal Stockholder the option to acquire any or all of such Shares. The Principal Stockholder shall have five Business Days following receipt of a Notice (the "Response Period") to respond to the Margin Lender in writing (a "Response") indicating its intention to accept the Offer, subject to negotiation of mutually satisfactory terms. Upon delivery by the Principal Stockholder of a Response, the Principal Stockholder and Margin Lender shall use their respective reasonable best efforts to consummate a Transfer of the Shares identified in the Offer within thirty Business Days upon terms satisfactory to both the Margin Lender and the Principal Stockholder. Upon the first to occur of (i) rejection of the Offer by the Principal Stockholder and (ii) the expiration of the Response Period without the Principal Stockholder delivering a Response, the Margin Lender shall be free to Transfer the Shares, subject only to any applicable legal limitations or restrictions thereon. During the period immediately following any foreclosure, forfeiture or similar proceeding, the Margin Lender shall Transfer Shares only pursuant to the provisions of this
Section 3.2. Shares Pledged to a Margin Lender that are acquired by it in connection with a foreclosure, forfeiture or similar proceeding arising from a Pledge of such Shares may be transferred to a member of such Margin Lender's Group without regard to the limitations imposed by this Agreement so long as the transferee agrees to be bound by the provisions of this Agreement to the same extent such Margin Lender is bound.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES.
                 ------------------------------

          4.1. Each party hereto represents and warrants to the other parties hereto as follows:

               (a) it has full power and authority to execute, deliver and perform its obligations under this Agreement;

               (b) this Agreement has been duly and validly authorized, executed and delivered by it, and constitutes a valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally;

               (c) the execution, delivery and performance of this Agreement by it does not (i) violate, conflict with, or constitute a breach of or default under its organizational documents, if any, or any material agreement or arrangement applicable to it or to which it is a party or by which it is bound or (ii) violate any law, regulation, order, writ, judgment, injunction or decree applicable to it; and

               (d) no consent or approval of, or filing with, any governmental or regulatory body is required to be obtained or made by it in connection with the transactions contemplated hereby other than any such filings required pursuant to Section 13 or Section 16 of the Securities Exchange Act of 1934 upon the execution of this Agreement, which filings shall timely be made by it upon the execution of this Agreement.

          4.2. Each Stockholder acknowledges that it understands the meaning and legal consequences of the representations and warranties contained herein, and it hereby agrees to indemnify and hold harmless the other Stockholders from and against any and all loss, damage or liability, including, without limitation, all costs and expenses (including reasonable attorneys fees), due to or arising out of a breach of any such representations or warranties. All representations, warranties and covenants contained in this Agreement including, without limitation, the indemnification contained in this section shall survive the termination of this Agreement.

     SECTION 5.  TERMINATION.
                 -----------

               (a) The rights and obligations of the Stockholders under this Agreement shall terminate and, except with respect to Section 6 and as otherwise expressly provided herein, shall be of no further force or effect upon the first anniversary of the date hereof.

          5.2. As to any particular Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Stockholder, except with respect to Section 6 and as otherwise expressly provided herein, as of the date such Stockholder has transferred all of such Stockholder's interests in the Shares in accordance with the terms set forth herein and the transferee(s) of such Shares, if required by this Agreement, have become a party hereto; provided, however, that any previously accrued rights of the other Stockholders shall be unaffected and shall survive notwithstanding any such termination.

     SECTION 6.  MISCELLANEOUS.
                 -------------

          6.1. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with a confirmatory copy sent by a different means within three business days of such notice), nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on Schedule A or such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be deemed to have been given when received.

          6.2. No Inconsistent Agreements. No party hereunder shall take any action or enter into any agreement which is inconsistent with the rights of any party hereunder or otherwise conflicts with the provisions hereof.

          6.3. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

          6.4. Expenses. All fees, commissions, and other expenses incurred by any of the parties hereto in connection with negotiation of this Agreement and in preparing to consummate the transactions contemplated herein, including fees of counsel, shall be paid by the party incurring such costs.

          6.5. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

          6.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions herein, shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

          6.7. Specific Performance; Injunction.
               --------------------------------

               (a) The parties agree that it is impossible to determine the monetary damages which would accrue to a Stockholder by reason of the failure of any other Stockholder to perform any of its obligations under this Agreement requiring the performance of an act other than the payment of money only. Therefore, if any party to this Agreement shall institute an action or proceeding to enforce the provisions of this Agreement against any Stockholder not performing such obligations, any tribunal hearing such cause shall have the power to render an award directing one or more parties hereto to specifically perform its obligations hereunder in accordance with the terms and conditions of this Agreement.

               (b) In the  event  of a breach  or  threatened  breach  by a
Stockholder  of  any  of  the  provisions  of  this  Agreement,  the  other
Stockholders shall be entitled to an injunction restraining such Stockholder from any such breach. The availability of these remedies shall not prohibit a Stockholder from pursuing any other remedies for such breach or threatened breach, including the recovery of damages from such breaching Stockholder.

          6.8. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors, assigns, heirs and personal representatives. Except pursuant to a Transfer of Shares permitted by Section 2.2, no Stockholder shall have the right to assign its rights and obligations under this Agreement.

          6.9. Amendments. Neither this Agreement nor any provisions hereof can be modified, amended, changed, waived, discharged or terminated except by an instrument in writing, signed by each of the parties hereto.

          6.10. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          6.11. Nouns and Pronouns. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          6.12. Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

          6.13. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          6.14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                             THE STOCKHOLDERS:
                             ----------------

                                            LB INTERSTATE GP LLC

                                            By:    PAMI LLC,
                                                   its Sole Member

                                                   By: /s/ Joseph J. Flannery
                                                      -------------------------
                                                   Name:   Joseph J. Flannery
                                                        -----------------------
                                                   Title:  Authorized Signatory
                                                         ----------------------

                                            LB INTERSTATE LP LLC

                                            By:    PAMI LLC,
                                                   its Sole Member

                                                   By: /s/ Joseph J. Flannery
                                                      -------------------------
                                                   Name:   Joseph J. Flannery
                                                        -----------------------
                                                   Title:  Authorized Signatory
                                                         ----------------------

                                            KFP/LB IHR II, LP

                                            By:    KFP/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Mahmood Khimji
                                                      -------------------------
                                                   Name:  Mahmood Khimji
                                                   Title: President

                                            KA/LB IHR II, LP

                                            By:    KA/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Karim Alibhai
                                                      -------------------------
                                                   Name:  Karim Alibhai
                                                   Title: Managing Member

                                            CG VENTURES/LB IHR II, LP

                                            By:    CG Ventures/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Haider Alibhai Ukani
                                                      -------------------------
                                                   Name:  Haider Alibhai Ukani
                                                   Title: Vice President

                                            SMW/LB IHR II, LP

                                            By:    SMW/LB IHR GP, LLC,
                                                   its General Partner

                                                   By:/s/ Sherwood M. Weiser
                                                      -------------------------
                                                   Name:  Sherwood M. Weiser
                                                   Title: Managing Member

                                            DEL/LB IHR II, LP

                                            By:    DEL/LB IHR GP, Inc.,
                                                   its General Partner

                                                   By:/s/ Donald E. Lefton
                                                      -------------------------
                                                   Name:  Donald E. Lefton
                                                   Title: President

                                            PS/LB IHR II, LP

                                            By:    PS/LB IHR GP, Inc.,
                                                   its General Partner

                                                   By:/s/ Peter Sibley
                                                      -------------------------
                                                   Name:  Peter Sibley
                                                   Title: President


                                              SCHEDULE A

                                             STOCKHOLDERS
                                             ------------


------------------------------------- ------------------------------------ ---------------- ---------------
                                                                                              PERMITTED
            STOCKHOLDER                                                                       LOAN VALUE
                                              ADDRESS FOR NOTICES           SHARES OWNED    (50%) AT $5.77

------------------------------------- ------------------------------------ ---------------- ---------------
LB Interstate LP LLC                   c/o Lehman Brothers Holdings Inc.      2,632,500       $7,594,763
                                       399 Park Avenue
                                       8th Floor
                                       New York, NY  10019
                                       Attn:  Joseph Flannery
                                       Fax:   (646) 758-1938

                                       with a copy to:

                                       Fried, Frank, Harris, Shriver &
                                       Jacobson LLP
                                       1 New York Plaza
                                       New York, NY 10004
                                       Attn:  Jonathan Mechanic, Esq.
                                       Fax:   (212) 859-8582
------------------------------------- ------------------------------------ ---------------- ---------------
LB Interstate GP LLC                   c/o Lehman Brothers Holdings Inc.       33,323          $96,137
                                       399 Park Avenue
                                       8th Floor
                                       New York, NY  10019
                                       Attn:  Joseph Flannery
                                       Fax:   (646) 758-1938

                                       with a copy to:

                                       Fried, Frank, Harris, Shriver &
                                       Jacobson LLP
                                       1 New York Plaza
                                       New York, NY  10004
                                       Attn:  Jonathan Mechanic, Esq.
                                       Fax:   (212) 859-8582
------------------------------------- ------------------------------------ ---------------- ---------------
KFP/LB IHR II, LP                      545 E. John Carpenter Freeway          1,188,964       $3,430,161
                                       Suite 1400
                                       Irving, TX  75062

------------------------------------- ------------------------------------ ---------------- ---------------
KA/LB IHR II, LP                       1221 Brickell Avenue                    855,389        $2,467,797
                                       Suite 900
                                       Miami, FL  33131

------------------------------------- ------------------------------------ ---------------- ---------------
CG VENTURES/LB IHR II, LP              1221 Brickell Avenue                    468,474        $1,351,547
                                       Suite 900
                                       Miami, FL  33131

------------------------------------- ------------------------------------ ---------------- ---------------
SMW/LB IHR II, LP                      3250 Mary Street                        480,185        $1,385,334
                                       5th Floor
                                       Miami, FL  33133

------------------------------------- ------------------------------------ ---------------- ---------------
DEL/LB IHR II, LP                      3250 Mary Street                        480,185        $1,385,334
                                       5th Floor
                                       Miami, FL  33133

------------------------------------- ------------------------------------ ---------------- ---------------
PS/LB IHR II, LP                       3250 Mary Street                        93,696          $270,313
                                       5th Floor
                                       Miami, FL  33133

------------------------------------- ------------------------------------ ---------------- ---------------


                                 SCHEDULE B

                         FORM OF JOINDER AGREEMENT
                         -------------------------

TO: Each Stockholder (as defined in the Stockholders Agreement) at the address for notices for such Stockholder pursuant to Section 6.1 of the Stockholders Agreement.

WITH A COPY TO: Interstate Hotels & Resorts, Inc.
4501 N. Fairfax Drive,
Arlington, VA 22203
Attention: General Counsel

     Ladies & Gentlemen:

     In consideration of the transfer to the undersigned of [___________] shares (the "TRANSFERRED SHARES") of Common Stock, par value $0.01 per share of Interstate Hotels & Resorts, Inc. a Delaware corporation (the "COMPANY"), the undersigned hereby agrees that, as of the date written below, it shall become a party to that certain Stockholders Agreement dated as of [_____ __], 2004, as such agreement may have been amended, supplemented or modified from time to time (the "STOCKHOLDERS AGREEMENT"), among certain individuals and institutions named therein, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of such agreement that were applicable to the undersigned's transferor as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. Capitalized terms not defined herein shall have the meanings given to such terms in the Stockholders Agreement.

     The undersigned hereby  acknowledges that, for the purposes of Section
2.3 and 6.1 and Schedule A of the Stockholders Agreement, the Permitted Loan Value of the Transferred Shares and Address for Notices shall be as follows:


------------------------------------- ------------------------------------ ---------------- ----------------
            STOCKHOLDER                       ADDRESS FOR NOTICES           SHARES OWNED    PERMITTED LOAN
                                                                                                 VALUE
------------------------------------- ------------------------------------ ---------------- ----------------
[Name]                                 ____________                        [__________]     $[________]
                                       ____________
                                       ____________
                                       Attn:
                                       Fax:

------------------------------------- ------------------------------------ ---------------- ----------------


     The undersigned hereby represents and warrants to the addressees hereof that it has all the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under this agreement, that performance of this agreement does not and will not violate any provisions of its charter, by-laws or other similar document, or, except as could not reasonably be expected to result in a material adverse effect, any contractual obligations binding on it; and that when this agreement is executed and delivered, it will constitute a valid and legally binding agreement enforceable against the undersigned in accordance with its terms.

     Executed as of the ___ day of ________, 20__.



                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

Acknowledged:

LB INTERSTATE GP LLC

     By:   PAMI LLC, its Sole Member


           By:
              ------------------------------
              Name:
              Title

LB INTERSTATE LP LLC

     By:   PAMI LLC, its Sole Member


           By:
              ------------------------------
              Name:
              Title

KFP/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

KA/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

CG VENTURES/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

SMW/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

DEL/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

PS/LB IHR II, LP

     By:
        ------------------------------------


           By:
              ------------------------------
              Name:
              Title

                                 EXHIBIT C

                   FORM OF REGISTRATION RIGHTS AGREEMENT

                            AMENDED AND RESTATED

                       REGISTRATION RIGHTS AGREEMENT

          This Amended and Restated Registration Rights Agreement, dated as of August 17, 2004 (this "AGREEMENT"), by and between INTERSTATE HOTELS & RESORTS, INC., a Delaware corporation (the "COMPANY"), on the one hand, and LB INTERSTATE GP LLC, a Delaware limited liability company, LB INTERSTATE LP LLC, a Delaware limited liability company ("LB LP"), and KFP/LB IHR II, LP, a Delaware limited partnership; KA/LB IHR II, LP, a Delaware limited partnership; CG Ventures/LB IHR II, LP, a Delaware limited partnership; SMW/LB IHR II, LP, a Delaware limited partnership; DEL/LB IHR II, LP, a Delaware limited partnership; and PS/LB IHR II, LP, a Delaware limited partnership, (each a "SHAREHOLDER" and collectively the "SHAREHOLDERS"), on the other hand.

                            W I T N E S S E T H:

          WHEREAS, pursuant to a Distribution and Contribution Agreement dated as of August 17, 2004 (the "DISTRIBUTION AGREEMENT") between LB LP, LB Interstate GP LLC, MK/CG-GP LLC and MK/CG-LP LLC and KFP/LB IHR II, LP, a Delaware limited partnership; KA/LB IHR II, LP, a Delaware limited partnership; CG Ventures/LB IHR II, LP, a Delaware limited partnership; SMW/LB IHR II, LP, a Delaware limited partnership; DEL/LB IHR II, LP, a Delaware limited partnership; and PS/LB IHR II, LP, a Delaware limited partnership, all of the shares of common stock of the Company held by CGLH Partners I LP and CGLH Partners II LP were distributed to the Shareholders (the "DISTRIBUTION");

          WHEREAS, in connection with the Distribution the parties have agreed to enter into this Agreement, which amends and restates the registration rights agreement subsisting between CGLH Partners I LP and CGLH Partners II LP and the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Distribution
Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective at the Effective Time:

                                 ARTICLE I

                                Definitions

          1.1. Certain Definitions. In this Agreement:

          "AGREEMENT" has the meaning given to it in the preamble.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or day on which banks located in New York City are authorized or required to be closed.

          "COMMON STOCK" means the shares of common stock of the Company issued and outstanding from time to time.

          "DEMAND SECURITIES" has the meaning given to it in Section 2.2(a) of this Agreement.

          "DESIGNATED JURISDICTIONS" has the meaning given to it in Section 2.2(a) of this Agreement.

          "DISTRIBUTION AGREEMENT" has the meaning given to it in the recitals of this Agreement.

          "ELECTED JURISDICTIONS" has the meaning given to it in Section 2.1(a) of this Agreement.

          "ELECTING SHAREHOLDER" has the meaning given to it in Section 2.1(a) of this Agreement

          "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

          "EXERCISING SHAREHOLDER" has the meaning given to it in Section 2.2(a) of this Agreement

          "INSPECTORS" has the meaning given to it in Section 2.4(h) of this Agreement.

          "OTHER SECURITIES" has the meaning given to it in Section 2.2(b) of this Agreement.

          "REGISTRABLE SECURITIES" means the shares of Common Stock held by the Shareholders immediately following the consummation of the transactions contemplated by the Distribution Agreement, and any additional shares of Common Stock thereafter acquired by a Shareholder whether in connection with any stock dividend on, or any stock split, reclassification or reorganization of any of such shares or such additional shares, or otherwise, in each case, until such Common Stock may be sold by such Shareholder without restriction under Rule 144(k) under the Securities Act.

          "SEC" means the United States Securities and Exchange Commission or any successor agency.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated under such Act.

          "SELLING SHAREHOLDER" has the meaning given to it in Section 2.4 of this Agreement

          "SHAREHOLDER" has the meaning given to it in the preamble of this Agreement.

          "SPECIFIED SECURITIES" has the meaning given to it in Section 2.1(a) of this Agreement.

          "SUBJECT SECURITIES" means shares of Common Stock or other debt or equity securities of the Company convertible into or exchangeable for shares of Common Stock.

                                 ARTICLE II

                            REGISTRATION RIGHTS

          2.1. Incidental Rights.
               -----------------

               (a) If at any time or from time to time the Company proposes to file with the SEC a registration statement (whether on Form S-1, S-2, or S-3, or any equivalent form then in effect) for the registration under the Securities Act of any Subject Securities for sale, for cash consideration, to the public by the Company or on behalf of one or more securityholders of the Company (including in connection with a demand registration exercised pursuant to Section 2.2 but excluding any sale of securities upon conversion into or exchange or exercise for shares of Common Stock, and any shares of Common Stock issuable by the Company upon the exercise of employee stock options, or to any employee stock ownership plan, or in connection with any acquisition made by the Company, any securities exchange offer, any registration of securities originally placed pursuant to Rule 144A under the Securities Act, dividend reinvestment plan, employee benefit plan, corporate reorganization, or in connection with any amalgamation, merger or consolidation of the Company or any direct or indirect subsidiary of the Company with one or more other corporations if the Company is the surviving corporation), the Company shall give each Shareholder (other than an Exercising Shareholder in the event of a registration pursuant to Section 2.2) at least 20 days' prior written notice of the proposed filing (or if 20 days' notice is not practicable, a reasonable shorter period to be not less than 7 days), which notice shall outline the nature of the proposed distribution and the jurisdictions in the United States in which the Company proposes to qualify and offer such securities (the "ELECTED JURISDICTIONS"). On the written request of a Shareholder (an "ELECTING SHAREHOLDER") received by the Company within 15 days after the date of the Company's delivery to such Shareholder of the notice of intended registration (which request shall specify the Registrable Securities sought to be disposed by such Electing Shareholder and the intended method or methods by which dispositions are intended to be made), the Company shall, under the terms and subject to the conditions of this Article II, at its own expense as provided in Section 4.2, include in the coverage of such registration statement (or in a separate registration statement concurrently filed) and qualify for sale under the blue sky or securities laws of the various states in the Elected Jurisdictions the number of Registrable Securities of the kind being registered (the "SPECIFIED SECURITIES") held by each such Electing Shareholder or into which such Registrable Securities are convertible, as the case may be, and which each such Electing Shareholder has so requested to be registered or qualified for distribution, to the extent required to permit the distribution (in accordance with the intended method or methods thereof as aforesaid) in the Elected Jurisdictions requested by each such Electing Shareholder of such Registrable Securities.

               (b) If the distribution proposed to be effected by the Company involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its opinion that including all or part of the Specified Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of securities proposed to be sold (which opinion of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by the Electing Shareholders under this Section 2.1 without materially adversely affecting the sale of the securities proposed to be sold), then the number of Specified Securities which the Electing Shareholders shall have the right to include in such registration statement shall be reduced on a pro rata basis among the Electing Shareholders (based on the aggregate number of Registrable Securities then held by them or on such other basis as they shall agree) to the maximum number of shares or principal amount, in the case of debt, specified by the managing underwriter. First priority, after the absolute priority afforded to the Company, shall be afforded to the Specified Securities held by the Electing Shareholders and no securities proposed to be sold by the Electing Shareholders shall be so reduced until all securities proposed to be sold by all other parties (other than the Company) have been entirely eliminated.

               (c) The Company shall have the sole right to select any underwriters, including the managing underwriter, of any public offering of securities made other than as a result of the rights granted in Section
2.2. Nothing in this Section 2.1 shall create any liability on the part of the Company to any Shareholder if the Company for any reason decides not to file or to delay or withdraw a registration statement (which the Company may do in its sole discretion).

               (d) Each Electing Shareholder shall have the right to withdraw its request for inclusion of its Specified Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw; provided, however, that
(i) such request must be made in writing prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, such Electing Shareholder shall no longer have any right to include any of its Registrable Securities in the registration as to which such withdrawal was made.

               (e) Each  Shareholder may request to have all or any portion
of  its  Registrable   Securities   included  in  an  unlimited  number  of
registrations under this Section 2.1.

          2.2. Demand Rights.
               -------------

               (a) Upon written request of a Shareholder (an "EXERCISING SHAREHOLDER") made at any time, the Company shall, under the terms and subject to the conditions set forth in this Section 2.2, and Sections 2.3 and 2.4, file (and use its reasonable efforts to cause to become effective) a registration statement covering, and use its reasonable efforts to qualify for sale under the blue sky or securities laws of the various states of the United States as may be requested by such Exercising Shareholder (except any such state in which, in the opinion of the managing underwriter of the offering, the failure to so qualify would not materially and adversely affect the proposed offering or in which the Company would be required to submit to general jurisdiction to effect such registration), in accordance with the intended method or methods of disposition set forth in that notice, such number of Registrable Securities as may be designated by such Exercising Shareholder in its request (the "DEMAND SECURITIES"), or that portion thereof designated in said request for registration in each of the Designated Jurisdictions (as defined below). A request for registration under this Section 2.2 shall specify the number of Demand Securities to be registered, the jurisdictions in the United States in which such registration is to be effected (the "DESIGNATED JURISDICTIONS") and the proposed manner of sale, including the name and address of any proposed underwriter. The principal underwriter or underwriters for any such offering shall be selected by the Exercising Shareholder, subject to the Company's approval, which may not be unreasonably withheld or delayed. Notwithstanding any other provision in this Section, an Exercising Shareholder shall not be permitted to make a demand for registration pursuant to this Section unless the number of Demand Securities covered by such demand (together with the aggregate number of Specified Securities to be included in such registration pursuant to Section 2.1 hereof) is at least 12,500,000 shares of Common Stock (or securities convertible into such number of shares of Common Stock) (as such number may be appropriately adjusted to reflect stock splits, reverse stock splits, dividends and any other recapitalization or reorganization of the Company) or such lesser number of shares as would yield gross proceeds of not less than $2 million based on the average closing price of the Common Stock over the ten trading day period immediately preceding the date of the written request hereunder.

               (b) If the distribution proposed to be effected pursuant to this Section 2.2 involves an underwritten offering that includes securities of the Company in addition to the Demand Securities ("OTHER SECURITIES"), and if the managing underwriter of such underwritten offering indicates in writing its opinion that including all or part of such securities in the coverage of such registration statement will materially and adversely affect the sale of the Demand Securities proposed to be sold, then the number of Other Securities proposed to be sold shall be reduced to the maximum number of securities (or principal amount) specified by the managing underwriter.

               (c) The Company may delay the filing of any registration statement requested under this Section 2.2, or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of the Company's Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations or other major events involving the Company, or (ii) filing at the time requested would materially and adversely affect the business or prospects of the Company in view of disclosures that may be thereby required. Once the cause of the delay is eliminated, the Company shall promptly notify the Exercising Shareholder and, promptly after the Exercising Shareholder notifies the Company to proceed, the Company shall file a registration statement and begin performance of its remaining obligations under this Section 2.2.

               (d) Provided that in each case the filing of a registration statement in more than one Designated Jurisdiction in connection with a concurrent or substantially concurrent distribution shall be deemed for the purposes of this Agreement to be a single registration:

                    (i) LB LP shall be entitled to request not more than three registrations under this Section 2.2;

                    (ii) KFP/LB IHR II, LP shall be entitled to request not more than one registration under this Section 2.2;

                    (iii) KA/LB IHR II, LP and CG Ventures/LB IHR II, LP shall collectively be entitled to request not more than one registration under this Section 2.2, but such request may only be made upon their mutual agreement;

                    (iv) SMW/LB IHR II, LP and DEL/LB IHR II, LP shall collectively be entitled to request not more than one registration under this Section 2.2, but such request may only be made upon their mutual agreement; and

                    (v) KFP/LB IHR II, LP, KA/LB IHR II, LP, CG Ventures/LB IHR II, LP, SMW/LB IHR II, LP, DEL/LB IHR II, LP and PS/LB IHR II, LP shall collectively be entitled to request not more than one additional registration under this Section 2.2, which registration may be requested by any one of them, but only upon the mutual agreement of Sherwood M. Weiser, Donald E. Lefton, Karim Alibhai and Mahmood Khimji;

provided,  that if a Shareholder requests a registration under this Section
2.2 but no registration statement becomes effective with respect to such Shareholder's Registrable Securities covered by such request, or any registration statement is withdrawn or prematurely terminated (whether pursuant to this Section 2.2 or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), then such request shall not count as a request for purposes of determining the number of requests for registration such Shareholder may make under this Section 2.2.

               (e) If there is an effective registration statement requested by a Shareholder pursuant to this Section 2.2, such Shareholder may require the Company to delay the filing of any registration statement relating to convertible securities or shares of Common Stock or delay its effectiveness, for a reasonable period (but not longer than 90 days) if, in the sole judgment of such Shareholder, a delay is necessary in order to avoid materially and adversely affecting the disposition of the Demand Securities pursuant to the offering by such Shareholder; provided that the foregoing shall not limit the Company's right to file and have declared effective registration statements for any other offering.

          2.3. Registration Conditions. Notwithstanding any other provision of this Agreement, the Company shall not be required to effect a registration of any Registrable Securities held by a Shareholder under this
Article II, or file any post-effective amendment to such a registration statement relating to such a qualification:

               (a) unless, in the case of a request to participate in a registration under Section 2.1, such Shareholder agrees to sell and distribute a portion or all of its Registrable Securities in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for the Company or any such other sellers of Common Stock;

               (b) unless such Shareholder agrees to bear a pro rata share of underwriter's discounts and commissions;

               (c) if,  in the case of a  request  for  registration  under
     Section 2.2, the Company has given prior notice under Section 2.1 of its intention to file a registration statement under the Securities Act and has not completed or abandoned the proposed offering (for so long as the Company continues in good faith to pursue the proposed offering); and

               (d) unless the Company has received from such Shareholder all information the Company has reasonably requested concerning such Shareholder and its method of distribution of its respective Registrable Securities, so as to enable the Company to include in the registration statement all facts required to be disclosed in it.

          2.4. Covenants and Procedures. If the Company becomes obligated under this Article II to effect a registration of Registrable Securities on behalf of one or more Shareholders (each a "SELLING SHAREHOLDER"), then (as applicable to the jurisdictions for which such registration is to be made):

               (a) The Company, at its expense as provided in Section 4.2, shall prepare and file with the SEC a registration statement covering such securities and such other related documents as may be necessary or appropriate relating to the proposed distribution, and shall use reasonable efforts to cause the registration statement to become effective. The Company will also, with respect to any registration statement, file such post-effective amendments to the registration statement (and use reasonable efforts to cause them to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 180 days after the effective date of the registration statement or for such longer period, not to exceed 360 days, as may be required under the plan or plans of distribution set forth in the registration statement. Each Selling Shareholder shall promptly provide the Company with such information with respect to such Selling Shareholder's Registrable Securities to be so registered and, if applicable, the proposed terms of their offering, as is required for the registration. If the Registrable Securities to be covered by the registration statement are not to be sold to or through underwriters acting for the Company, the Company shall:

                    (i) deliver to each Selling Shareholder, as promptly as
          practicable, as many copies of preliminary prospectuses as such Selling Shareholder may reasonably request (in which case such Selling Shareholder shall keep a written record of the distribution of the preliminary prospectuses and shall refrain from delivery of the preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act or the securities laws of any other jurisdiction, including the various states of the United States);

                    (ii) deliver to each Selling Shareholder, as soon as practicable after the effective date of the registration statement, and from time to time thereafter during the applicable period described in Section 2.4, as many copies of the relevant prospectus as each such Selling Shareholder may reasonably request; and

                    (iii) in case of the happening, after the effective date of the registration statement and during the applicable 180 or 360-day period described in the second sentence of Section 2.4(a), of any event or occurrence as a result of which the prospectus, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, give each Selling Shareholder written notice of the event or occurrence and prepare and furnish to each Selling Shareholder, in such quantities as it may reasonably request, copies of an amendment of or a supplement to such prospectus as may be necessary so that the prospectus, as so amended or supplemented and thereafter delivered to purchasers of the Registrable Securities covered by such prospectus, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

               (b) The Company will notify each Selling  Shareholder of any action by the SEC or any Commission to suspend the effectiveness of any registration statement filed pursuant hereto or the initiation or threatened initiation of any proceeding for such purpose or the receipt by the Company of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction. Immediately upon receipt of any such notice, each Selling Shareholder shall cease to offer or sell any Registrable Securities pursuant to the registration statement or prospectus in the jurisdiction to which such order or suspension relates. The Company will also notify each Selling Shareholder promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in such registration statement or prospectus. Immediately upon receipt of such notice, each Selling Shareholder shall cease to offer or sell any
Registrable   Securities   pursuant  to  such  registration   statement  or
prospectus, cease to deliver or use such registration statement or prospectus and, if so requested by the Company, return to the Company at the Company's expense all copies of such registration statement or prospectus. The Company will as promptly as practicable take such action as may be necessary to amend or supplement such registration statement or prospectus in order to set forth or reflect such event or state of facts and provide copies of such proposed amendment or supplement to each Selling Shareholder.

               (c) On or before the date on which the registration statement is declared effective, the Company shall use its reasonable efforts to:

                    (i) register or qualify (and cooperate with each Selling Shareholder, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction as any Selling Shareholder or any underwriter reasonably requests;

                    (ii) keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective; and

                    (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement, provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

               (d) The Company shall use its reasonable efforts to cause all Registrable Securities of each Selling Shareholder included in the registration statement to be listed, by the date of the first sale of such shares pursuant to such registration statement, on the New York Stock Exchange or such other securities exchange or exchanges on which the Common Stock is then listed or proposed to be listed, if any, as directed by any Selling Shareholder (subject to the Company's consent, which consent shall not be unreasonably withheld or delayed).

               (e) The Company shall make available to each Selling Shareholder and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying
Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of the registration statement. The earnings statement shall cover such 12-month period. This requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act as soon as feasible.

               (f) The Company shall cooperate with each Selling Shareholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or any Selling Shareholder, may request, subject to the underwriters' obligation to return any certificates representing unsold securities.

               (g) The Company shall use its reasonable efforts to cause Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable each Selling Shareholder or the underwriter or underwriters, if any, to consummate the disposition of such securities.

               (h) The Company shall, during normal business hours and upon reasonable notice, make available for inspection by any Selling Shareholder, any underwriter participating in any offering pursuant to the registration statement, and any attorney, accountant or other agent retained by any Selling Shareholder or any such underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents, and properties of the Company (including non-public information), as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities; provided that any Inspector receiving non-public information shall have previously entered into an appropriate confidentiality agreement in mutually satisfactory form and substance. The Company shall also cause its officers, directors, and employees to supply all information reasonably requested by any Inspector in connection with the registration statement.

               (i) The Company shall use its reasonable efforts to obtain a "cold comfort" letter and, as applicable, a "long-form comfort letter" from the Company's independent public accountants, and an opinion of counsel for the Company, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as any Selling Shareholder reasonably request.

               (j) The Company shall enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, as are customarily contained in underwriting agreements for comparable offerings and are reasonably satisfactory to the Company) and take all such other actions as any Selling Shareholder or underwriter participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale (other than such actions which are disruptive to the Company or require significant management availability), including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any offering and to participate in customary "road show" presentations in connection with any underwritten offerings in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show.

                                ARTICLE III

                              INDEMNIFICATION

          3.1. Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Registrable Securities held by any Shareholder, the Company will hold harmless each such Shareholder and each underwriter of such securities and each other person, if any, who controls any such Shareholder or underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which any such Shareholder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus) if used within the period which the Company is required to keep the registration to which such registration statement or prospectus relates current under Section 2.4, or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse each such Shareholder and underwriter and each such controlling person, if any, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Shareholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Shareholder or underwriter specifically for use in the preparation thereof; provided further that the Company shall not be liable to any Shareholder or its underwriters or controlling persons in any such case with respect to losses, claims, damages or liabilities (including legal fees and costs of court) that arise out of or are based on an untrue statement or alleged untrue statement or omission or alleged omission made in any prospectus used in connection with any request for registration under Section 2.2, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to such prospectus if both (y) the person asserting such loss, claim, damage or liability purchased securities in reliance on such prospectus but was not given such amendment or supplement thereto on or prior to the confirmation of the sale of such securities and such amendment or supplement was required by law to be delivered on or prior to the confirmation of such sale and (z) the Company had delivered to such Shareholder or its underwriters such amendment or supplement thereto pursuant to Section 2.4(a)(iii) in the requisite quantity and on a timely basis to permit proper delivery to such person on or prior to the date of confirmation of the sale of such securities.

          3.2. Indemnification by Selling Shareholders. It shall be a condition precedent to the obligation of the Company to include in any registration statement any Registrable Securities of any Selling
Shareholder that the Company shall have received from such Selling Shareholder an undertaking, reasonably satisfactory to the Company and its counsel, to indemnify and hold harmless, on a several but not joint basis, (in the same manner and to the same extent as set forth in Section 3.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, any person who controls the Company within the meaning of the Securities Act, and each other Selling
Shareholder (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Selling Shareholder specifically for use in the preparation of such registration statement or amendment or supplement, and
(ii) with respect to compliance by such Selling Shareholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

          3.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article III, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or
(iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation.

          3.4.  Contribution.  If  the  indemnification  required  by  this
Article III from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4.

          Notwithstanding the provisions of this Section 3.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

                                 ARTICLE IV

                              OTHER AGREEMENTS

          4.1. Other Registration Rights. The Company agrees that it will not grant to any party registration rights which would allow such party to limit a Shareholder's priority for the sale or distribution of Registrable Securities upon the exercise of a demand registration right pursuant to
Section 2.2 or incidental registration rights pursuant to Section 2.1.

          4.2. Expenses. All expenses incurred by the Company in connection with any registration statement covering Registrable Securities offered by a Selling Shareholder, including, without limitation, all registration and filing fees (including all expenses incident to filing with the New York Stock Exchange), printing expenses, reasonable fees and disbursements of counsel (except for the fees and disbursements of counsel for the Selling Shareholders) and of the independent certified public accountants, underwriter's reasonable legal, accounting and out-of-pocket expenses, and the expense of qualifying such securities under state blue sky laws, shall be borne by the Company, including such expenses of any registration delayed by the Company under the fourth paragraph of Section 2.2; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Exercising Shareholder (in which case the Exercising Shareholder shall bear its pro rata share of the expenses based on the number of Registrable Securities such Shareholder intended to include in such registration compared to the total number of Subject Securities intended to include in such registration), unless such Exercising Shareholder agrees to forfeit its right to one demand registration under Section 2.2; provided further, however, that if at the time of such withdrawal such Exercising Shareholder has learned of a material adverse change in the condition, business, or prospects of the Company that was not known to it at the time of its request, then such Exercising Shareholder shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.2. The Company's obligations under this Section 4.2 shall apply to each registration under the Securities Act or state blue sky legislation pursuant to Section 2.2. The foregoing notwithstanding, all underwriter's discounts and commissions covering Registrable Securities offered by a Shareholder shall be borne by such Shareholder.

          4.3. Dispositions During Registration. Each Shareholder agrees that, without the consent of the managing underwriter(s) in an underwritten offering in respect of Common Stock or other Subject Securities, it will not effect any sale or distribution of Common Stock or other Subject Securities (other than Registrable Securities included in such offering), during the ten (10) day period prior to, and during the ninety (90) day period beginning on, the effective date of the registration statement filed by the Company in respect of such underwritten offering, or any shorter period as may apply to the Company and its affiliates.

          4.4. Transfer of Rights. All rights of each Shareholder under this Agreement shall be transferable by such Shareholder to any party who acquires Registrable Securities from such Shareholder and who executes an instrument in form and substance satisfactory to the Company in which it agrees to be bound by the terms of this Agreement as if an original signatory hereto, in which case such transferee shall thereafter be a "Shareholder" for all purposes of this Agreement. In the case of any assignment, the party or parties who have the rights and benefits of the assigning Shareholder under this Agreement shall become parties to and be subject to this Agreement, and shall not, as a group, have the right to request any greater number of registrations than such Shareholder would have had if no assignment had occurred. Upon any transfer of the registration rights or benefits of this Agreement, such assigning Shareholder shall give the Company written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed hereunder. Unless otherwise agreed by the assigning Shareholder and the parties to whom registration rights have been transferred, in the event any registration rights are transferred in accordance with the terms of this Agreement, any actions required to be taken by such assigning Shareholder will be taken with the approval of the holders of such registration rights who hold a majority of the Registrable Securities, whose actions shall bind all such holders of such registration rights.

          4.5. Best Registration Rights. If the Company grants to any Person with respect to any security issued by the Company or any of its Affiliates registration rights (other than as to the number of demand registrations) that provide for terms that are in any manner more favorable to the holder of such registration rights than the terms granted to any Shareholder (or if the Company amends or waives any provision of any agreement providing registration rights of others or takes any other action whatsoever to provide for terms that are more favorable to other holders than the terms provided to any Shareholder other than the number of demand registrations or the minimum amount of shares required to exercise demand registration rights), then this Agreement shall immediately be deemed amended to provide each Shareholder with any (or all) of such more favorable terms as any Shareholder shall elect to include herein. The Company shall promptly give notice to each Shareholder of the granting of any such registration rights to another Person.

                                 ARTICLE V

                               MISCELLANEOUS

          5.1. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing delivery:

          (a)    If to the Company, to:

                 Interstate Hotels & Resorts, Inc.
                 1010 Wisconsin Avenue

                 Suite 500
                 Washington, D.C.  20007

                 Attention:  Christopher L. Bennett, Esq.
                 Telecopy:  (207) 295-1026

                 with a copy to:

                 Paul, Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, New York 10019-6064
                 Attention:  Richard S. Borisoff, Esq.
                 Facsimile:  (212) 757-3990

or to such other person or address as the Company shall furnish to each Shareholder in writing;

          (b)    If to LB LP, to:

                 LB Interstate LP LLC
                 c/o Lehman Brothers Holdings Inc.
                 1284 Avenue of the Americas,
                 13th Floor
                 New York, New York  10019
                 Attention:  Joseph Flannery
                 Fax:  (646) 758-1938

                 with a copy to:

                 Fried, Frank, Harris, Shriver & Jacobson
                 1 New York Plaza
                 New York, New York  10004
                 Attn:  Jonathan Mechanic, Esq.
                 Fax:   (212) 859-8582

          (c)    If to KFB/LB IHR II, LP, to:

                 545 E. John Carpenter Freeway
                 Suite 1400
                 Irving, TX  75062

          (d)    If to KA/LB IHR II, LP, to:

                 1221 Brickell Avenue
                 Suite 900
                 Miami, FL  33131

          (e)    If to CG Ventures/LB IHR II, to:

                 1221 Brickell Avenue
                 Suite 900
                 Miami, FL  33131

          (f)    If to SMW/LB IHR II, LP, to:

                 3250 Mary Street
                 5th Floor
                 Miami, FL  33133

          (g)    If to DEL/LB IHR II, to:

                 3250 Mary Street
                 5th Floor
                 Miami, FL  33133

          (h)    If to PS/LB IHR II, LP, to:

                 3250 Mary Street
                 5th Floor
                 Miami, FL  33133

or to such other person or address as a Shareholder shall furnish to the Company and each other Shareholder in writing.

          All such notices, requests, demands and other communications shall be deemed to have been duly given: at the time of delivery by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed domestically in the United States (and seven (7) Business Days if mailed internationally); when receipt acknowledged, if telecopied; and on the Business Day for which delivery is guaranteed, if timely delivered to an air courier guaranteeing such delivery.

          5.2. Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement unless otherwise specifically indicated.

          5.3. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of New York, without regard to its conflict of laws principles that would indicate the applicability of the laws of any other jurisdiction.

          5.4. Consent to Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement or any matters arising out of or in connection with this Agreement and any action for enforcement of any judgment in respect thereof shall be brought exclusively in the state or federal courts located in the State of New York, and, by execution and delivery of this Agreement, the Company and each of the Shareholders each hereby irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service to such party at its respective address referred to in this Agreement. The Company and each of the Shareholders each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and each hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of any party hereto to serve process in any other manner permitted by law.

          5.5. Amendments. This Agreement may be amended only by an instrument in writing executed by all of its parties.

          5.6. Entire Agreement. This Agreement and the Distribution Agreement constitute the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns; provided, however, that any amendment or waiver by the Company shall be made only with the prior approval of a majority of the entire Board of Directors of the Company.

          5.7. Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

          5.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                          THE SHAREHOLDERS:

                                          LB INTERSTATE GP LLC

                                          By:    PAMI LLC,
                                                 its Sole Member

                                                 By: /s/ Joseph J. Flannery
                                                    ---------------------------
                                                 Name:   Joseph J. Flannery
                                                      -------------------------
                                                 Title:  Authorized Signatory
                                                       ------------------------

                                          LB INTERSTATE LP LLC

                                          By:    PAMI LLC,
                                                 its Sole Member

                                                 By: /s/ Joseph J. Flannery
                                                    ---------------------------
                                                 Name:   Joseph J. Flannery
                                                      -------------------------
                                                 Title:  Authorized Signatory
                                                       ------------------------

                                          KFP/LB IHR II, LP

                                          By:    KFP/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Mahmood Khimji
                                                    ---------------------------
                                                 Name:  Mahmood Khimji
                                                 Title: President

                                          KA/LB IHR II, LP

                                          By:    KA/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Karim Alibhai
                                                    ---------------------------
                                                 Name:  Karim Alibhai
                                                 Title: Managing Member

                                          CG VENTURES/LB IHR II, LP

                                          By:    CG Ventures/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Haider Alibhai Ukani
                                                    ---------------------------
                                                 Name:  Haider Alibhai Ukani
                                                 Title: Vice President

                                          SMW/LB IHR II, LP

                                          By:    SMW/LB IHR GP, LLC,
                                                 its General Partner

                                                 By:/s/ Sherwood M. Weiser
                                                    ---------------------------
                                                 Name:  Sherwood M. Weiser
                                                 Title: Managing Member

                                          DEL/LB IHR II, LP

                                          By:    DEL/LB IHR GP, Inc.,
                                                 its General Partner

                                                 By:/s/ Donald E. Lefton
                                                    ---------------------------
                                                 Name:  Donald E. Lefton
                                                 Title: President

                                          PS/LB IHR II, LP

                                          By:    PS/LB IHR GP, Inc.,
                                                 its General Partner

                                                 By:/s/ Peter Sibley
                                                    ---------------------------
                                                 Name:  Peter Sibley
                                                 Title: President

                                          THE COMPANY:

                                          INTERSTATE HOTELS & RESORTS, INC.

                                                 By:/s/ J. William Richardson
                                                    ---------------------------
                                                 Name:  J. William Richardson
                                                      -------------------------
                                                 Title: Chief Financial Officer
                                                       ------------------------